                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           THE TIMES MIRROR COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

                            [LOGO OF TIMES MIRROR]

                 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                           NOTICE OF ANNUAL MEETING

  As a shareholder, you are invited to be represented in person or by proxy at the Annual Meeting of Shareholders of The Times Mirror Company to be held in the Harry Chandler Auditorium, Times Mirror Square, First and Spring Streets in Los Angeles, California on Thursday, May 9, 1996 at 11:00 a.m., Pacific Daylight Time, for the following purposes:

  1. To elect six persons to Class I of the Board of Directors in accordance with Article VIII, Section 1 of the Company's Certificate of
     Incorporation.

  2. To consider and act upon a proposal to approve the 1996 Management Incentive Plan.

  3. To consider and act upon a proposal to approve the Non-Employee Directors Stock Plan.

  4. To consider and act upon a proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company and its subsidiaries for the year ending December 31, 1996.

  5. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 11, 1996 as the record date for the determination of shareholders entitled to notice of and vote at the meeting.

  It is important that your shares are represented at the meeting whether or not you plan to attend in person. Accordingly, you are requested to mark, sign, date and return the enclosed proxy as promptly as possible. A return envelope is provided for your convenience.

                                                       By Order of the Board of
                                                                     Directors,

                                                               O. Jean Williams
                                                                      Secretary

March 29, 1996

                               TABLE OF CONTENTS

                                                                           Page
                                                                           -----
Notice of Annual Meeting.................................................. Cover
Proxy Statement...........................................................     1
Election of Directors.....................................................     2
Compensation of Directors.................................................    12
Committees of the Board of Directors......................................    13
Approval of 1996 Management Incentive Plan................................    15
Approval of Non-Employee Directors Stock Plan.............................    24
Appointment of Independent Auditors.......................................    26
Other Matters.............................................................    26
Ownership of Voting Securities............................................    27
Executive Compensation....................................................    32
Report of the Executive Personnel and Compensation Committee..............    37
Compensation Committee Interlocks and Insider Participation...............    40
Stock Price Performance Graph.............................................    41
Retirement Plans..........................................................    42
Other Arrangements........................................................    45
Certain Reports...........................................................    46
Revocation of Proxies.....................................................    46
1997 Annual Meeting.......................................................    46
General...................................................................    46
Exhibit A.................................................................   A-1
Exhibit B.................................................................   B-1

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                          OF THE TIMES MIRROR COMPANY
                                  MAY 9, 1996

  This Proxy Statement is furnished in connection with the solicitation by the directors of The Times Mirror Company (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held on Thursday, May 9, 1996 or at any adjournment thereof (the "1996 Annual Meeting"), as set forth in the accompanying notice. This Proxy Statement and the accompanying proxy cards are first being mailed to shareholders on or about March 29, 1996. A shareholder giving a proxy may revoke it at any time before it is exercised (see Revocation of Proxies on page 46). Any proxy which is not revoked will be voted at the meeting in accordance with the shareholder's instructions. Unless otherwise directed in the accompanying proxy, the proxy holders named therein will vote FOR the reelection of the incumbent directors in Class I of the Board of Directors; FOR approval of the 1996 Management Incentive Plan; FOR approval of the Non-Employee Directors Stock Plan; and FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1996.

  On March 11, 1996, the record date for the determination of Company shareholders entitled to notice of and to vote at the meeting, 76,783,891 shares of Series A Common Stock, 7,789,276 shares of Conversion Preferred Stock, Series B (the "Series B Preferred Stock") and 27,824,020 shares of Series C Common Stock were outstanding. Each share of Series A Common Stock is entitled to one vote, each share of Series B Preferred Stock is entitled to one vote, and each share of Series C Common Stock is entitled to ten votes on all matters. Shareholders have the right to elect directors by cumulative voting with each share allocated a number of votes equal to the votes to which the share is entitled times the number of directors to be elected, which votes may be cast for one candidate or distributed among any two or more candidates.

  The six nominees for director who receive the greatest number of votes cast and entitled to vote at the meeting will be elected. An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of each of the other items being submitted to the shareholders for their consideration. Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

  The annual report of the Company for the year ended December 31, 1995 is being mailed to shareholders with this Proxy Statement.

                           THE TIMES MIRROR COMPANY
              TIMES MIRROR SQUARE, LOS ANGELES, CALIFORNIA 90053

                             ELECTION OF DIRECTORS

  One of the purposes of the 1996 Annual Meeting is the election of six persons to Class I of the Board of Directors in accordance with Article VIII,
Section 1 of the Company's Certificate of Incorporation. As indicated above, shareholders have the right to elect directors by cumulative voting. Unless instructed to the contrary, the persons named in the accompanying proxy intend to vote the shares equally for the election of all of the nominees named herein to Class I of the Board of Directors. However, in the event that votes are cast for any nominee other than those named herein, the proxy holders will have full authority to vote cumulatively and to allocate votes among any or all of the Company's nominees (except to the extent that authority to vote particular shares for any particular nominee(s) is withheld) in accordance with their sole discretion, in order to elect the maximum number of the nominees named herein to Class I of the Board of Directors. Although it is not contemplated that any nominee will decline or be unable to serve, the shares will be voted by the proxy holders in their discretion for another person if such a contingency should arise. The term of each person elected as a director will continue until that director's term has expired and until his or her successor is elected and qualified.

  All nominees are currently serving as directors in Class I and all were recommended by the Nominating Committee for reelection at the 1996 Annual Meeting. The name, age and principal business or occupation of each of the directors are shown below in the brief description beside the photograph of each of the directors. The description also includes the year in which each first became a director of the Company, the committee memberships of each, and certain other information. The nominees' ownership of equity securities of the Company at March 11, 1996 is indicated in the section entitled "Ownership of Voting Securities" beginning on page 27, below.

                            NOMINEES FOR DIRECTORS

  Each of the persons listed below is nominated for election to Class I of the Board of Directors (to serve three-year terms ending at the Annual Meeting to be held in 1999 and until their respective successors are elected and qualified). The current term of directors in Class II will continue until the Annual Meeting to be held in 1997 and the current term of directors in Class III will continue until the Annual Meeting in 1998 and, in each case, until their respective successors are elected and qualified.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

                            NOMINEES FOR DIRECTORS

     [PHOTO] C. MICHAEL ARMSTRONG, 57, has been a director of the Company since 1995 and is a member of the Audit Committee. He is Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation, a designer and manufacturer of advanced electronic systems. Prior to assuming his present position in 1992, Mr. Armstrong served as Chairman of the Board of IBM World Trade Corporation from 1989 to 1992. Mr. Armstrong earned his bachelor of science degree in business and economics from Miami University of Ohio and completed the advanced management curriculum at Dartmouth Institute. He is also a director of Travelers Inc. and serves as a trustee of The Johns Hopkins University and is chairman of the Board of Advisors of the Johns Hopkins School of Medicine.

     [PHOTO] GWENDOLYN GARLAND BABCOCK, 60, has been a director of the Company since 1976 and is a member of the Finance Committee. She has been a private investor for more than five years. Mrs. Babcock is a graduate of Bryn Mawr College and is a member of the Board of Overseers of The Huntington Library, Art Collections and Botanical Gardens. She is also a trustee of the Chandler Trusts and a director of Chandis Securities Company. (See the Note on page 12.)

     [PHOTO] DONALD R. BEALL, 57, has been a director of the Company since 1990 and is a member of the Executive Committee, the Executive Personnel and Compensation Committee and the Nominating Committee. He is Chairman of the Board and Chief Executive Officer of Rockwell International Corporation, a diversified, high-technology company with leadership market positions in automation, avionics, semiconductor systems, aerospace, defense electronics and automotive component systems. Prior to assuming his present position in February 1988, Mr. Beall served as President and Chief Operating Officer of Rockwell International for ten years. Mr. Beall received a bachelor of science degree from San Jose State University and a master of business administration degree from the University of Pittsburgh. He is also a director of Amoco Corporation and Procter & Gamble Co.

                            NOMINEES FOR DIRECTORS

     [PHOTO] JOAN A. PAYDEN, 64, has been a director of the Company since 1993 and is a member of the Audit Committee and the Finance Committee. She is a founder, president and chief executive officer of Payden & Rygel, an investment management firm registered under the 1940 Investment Company Act which manages domestic and global fixed-income portfolios. She has held those positions since the formation of the firm in 1983. Prior thereto, Ms. Payden was the managing partner of the west coast operation of Scudder, Stevens & Clark. Ms. Payden has a B.A. in Mathematics and Physics from Trinity College in Washington, D.C. and completed graduate study at Columbia University as well as the Advanced Management Program at Harvard Business School. She is a chartered financial analyst and is the incoming President of the Investment Counseling Association of America. She is also a director of the Los Angeles Chamber of Commerce, a trustee of the Pacific Asia Museum and of Loyola Marymount University, and a member of the Board of Visitors of the Anderson Graduate School of Management at UCLA.

                            NOMINEES FOR DIRECTORS

     [PHOTO] RICHARD T. SCHLOSBERG III, 51, has been a director of the Company since 1995. He is Executive Vice President of the Company and Publisher and Chief Executive Officer of the Los Angeles Times, with overall responsibility for all of the Company's newspapers. Mr. Schlosberg joined the Company in 1983 as Publisher and Chief Executive Officer of The Denver Post. He was named President and Chief Operating Officer of the Los Angeles Times in January 1988. In 1990, Mr. Schlosberg was named Group Vice President of newspapers and in 1993 was elected Senior Vice President. He was elected to his current position in January 1994. Mr. Schlosberg began his newspaper career with Harte-Hanks Communications in 1975 where he held a variety of positions including Senior Vice President of Harte-Hanks Communications and President of Harte-Hanks Newspaper Operations at the time of his departure in 1983. Mr. Schlosberg is a graduate of the U.S. Air Force Academy and Harvard University Graduate School of Business where he received a master's degree in business administration. He serves on the board of directors of the Newspaper Association of America, the Library Foundation of Los Angeles, KCET-TV and United Way. He also serves on the national board of Junior Achievement and the advisory board of the Salvation Army.

     [PHOTO] WARREN B. WILLIAMSON, 67, has been a director of the Company since 1977 and is Chairman of the Executive Committee, Chairman of the Finance Committee and a member of the Executive Personnel and Compensation Committee. He is Chairman and Chief Executive Officer of Chandis Securities Company and Chairman of the Board of Trustees of the Chandler Trusts. (See the Note on page 12.) In 1989, Mr. Williamson retired from Crowell, Weedon and Co., a stock brokerage firm with which he had been associated since 1970. Mr. Williamson is a graduate of Claremont Men's College. He is also a director of Chandis Securities Company and Hollywood Park, Inc. In addition, Mr. Williamson is Chairman Emeritus of the Trustees of the Art Center College of Design.

                             CONTINUING DIRECTORS

  CLASS II (currently serving until the 1997 Annual Meeting and until their respective successors are elected and qualified):

     [PHOTO] JOHN E. BRYSON, 52, has been a director of the Company since 1991 and is a member of the Executive Committee, the Executive Personnel and Compensation Committee and the Audit Committee. He is Chairman of the Board and Chief Executive Officer of Edison International Company and its largest subsidiary, Southern California Edison Company, a public utility. He has held those positions since October 1990. Mr. Bryson holds a Bachelor of Arts Degree from Stanford University and a J.D. degree from Yale Law School. Mr. Bryson is also a director of The Boeing Co. and First Interstate Bancorp and is Chairman of the California Business Roundtable.

     [PHOTO] BRUCE CHANDLER, 59, has been a director of the Company since 1975 and is a member of the Finance Committee. He has been a private investor since 1989. From 1968 to 1989, he practiced law in the State of California. Mr. Chandler is a graduate of the University of Southern California and holds a J.D. degree from the University of San Diego School of Law. He is also a trustee of the Chandler Trusts and a director of Chandis Securities Company. (See the Note on page 12.)

                             CONTINUING DIRECTORS

     [PHOTO] DR. ALFRED E. OSBORNE, JR., 51, has been a director of the Company since 1980 and is Chairman of the Audit Committee and a member of the Executive Personnel and Compensation Committee and the Nominating Committee. He is Director of the Harold Price Center for Entrepreneurial Studies and Associate Professor of Business Economics at the Anderson School at UCLA. He has been with UCLA since 1972. From August 1977 to July 1979, Dr. Osborne served as a Brookings Institution Economic Policy Fellow at the Securities and Exchange Commission. He holds a bachelor's degree in electrical engineering, a master's degree in economics, a master of business administration in finance and a doctorate in business-economics, all from Stanford University. He is also a director of First Interstate Bank of California, Greyhound Lines, Inc., Nordstrom, Inc., ReadiCare, Inc., SEDA Specialty Packaging Corporation and United States Filter Corporation. He is an independent general partner of Technology Funding Venture Partners V, a 1940 Investment Company Act company.

     [PHOTO] WILLIAM STINEHART, JR., 52, has been a director of the Company since 1991 and is a member of the Executive Committee, the Executive Personnel and Compensation Committee and the Finance Committee. He is a partner in the law firm of Gibson, Dunn & Crutcher where he has practiced law since 1969. Gibson, Dunn & Crutcher has provided legal services to the Company and its subsidiaries for many years and is expected to do so in the future. Mr. Stinehart holds a Bachelor of Arts degree from Stanford University and a J.D. degree from UCLA Law School, and is a member of the Board of Trustees of the Harvey and Mildred Mudd Foundation. He is also a director of Chandis Securities.

                             CONTINUING DIRECTORS

     [PHOTO] DR. EDWARD ZAPANTA, 57, has been a director of the Company since 1988 and is Chairman of the Nominating Committee and a member of the Finance Committee. He is a practicing physician providing neurosurgical care in the Los Angeles area. He has been in private practice since 1970. Dr. Zapanta attended the University of California at Los Angeles, received his medical doctor's degree from the University of Southern California School of Medicine, and currently serves as a trustee of the University of Southern California. Dr. Zapanta is also Senior Medical Director of HealthCare Partners Medical Group and a director of Edison International Company.

                             CONTINUING DIRECTORS

  CLASS III (currently serving until the 1998 Annual Meeting and until their respective successors are elected and qualified):

     [PHOTO] OTIS CHANDLER, 68, has been a director of the Company since 1962 and is a member of the Nominating Committee. He is owner of the Vintage Museum of Transportation and Wildlife located in Oxnard, California. Mr. Chandler served as Chairman of the Executive Committee of the Board of Directors of the Company from January 1, 1986 through December 31, 1991. He also served as Chairman of the Board of Directors and Editor-in-Chief of the Company from 1981 through 1985 and as Vice Chairman of the Board from 1968 through 1980. He was Publisher of the Los Angeles Times from 1960 through 1980. Mr. Chandler is a graduate of Stanford University and is a trustee of the Chandler Trusts and a director of Chandis Securities Company. (See the Note on page 12.)

     [PHOTO] ROBERT F. ERBURU, 65, has been a director of the Company since 1968. He is a member of the Executive Committee and the Nominating Committee and is Chairman of the Retirement Plan Committee. Mr. Erburu served as President of the Company from 1974 through 1986 and from 1994 to June 1, 1995. He was Chief Executive Officer of the Company from 1981 to June 1, 1995 and Chairman of the Board of Directors from 1986 to January 1, 1996. Mr. Erburu graduated from the University of Southern California with a B.A. degree in Journalism and holds a J.D. degree from Harvard Law School. He is also a director of the Tejon Ranch Company and Cox Communications, Inc. Mr. Erburu is chairman of the Board of Trustees of The Huntington Library, Art Collections and Botanical Gardens and of The J. Paul Getty Trust, as well as a trustee of the National Gallery of Art, The Flora and William Hewlett Foundation, The Ahmanson Foundation and several other charitable foundations. He is a director of the Pacific Council on International Policy, the Tomas Rivera Center, the Los Angeles Annenberg Metropolitan Project and the Skirball Institute of American Values. He is also a Fellow of the American Academy of Arts and Sciences and a member of the Business Council.

                             CONTINUING DIRECTORS

     [PHOTO] CLAYTON W. FRYE, JR., 65, has been a director of the Company since 1988 and is Chairman of the Executive Personnel and Compensation Committee and a member of the Executive Committee, the Audit Committee and the Finance Committee. He is the Senior Associate of Laurance S. Rockefeller. He has served in that capacity since 1973 and is responsible for overseeing and directing Mr. Rockefeller's business, real estate and investment interests, among other things. Mr. Frye is a graduate of Stanford University where he received both an A.B. and an M.B.A degree. He is also a director of the Tejon Ranch Company and several privately-held companies.

     [PHOTO] DAVID LAVENTHOL, 62, has been a director since 1987 and is a member of the Retirement Plan Committee. He is Editor-at-Large of the Company. He was President of the Company from January 1, 1987 to December 31, 1993 and Publisher and Chief Executive Officer of the Los Angeles Times from August 31, 1989 to December 31, 1993. Mr. Laventhol was a Senior Vice President and a Vice President of the Company from 1981 through 1986. He also was Publisher and Chief Executive Officer of Newsday, Inc. from 1978 until 1986, having been an officer of that subsidiary of the Company since 1971. He graduated from Yale University and holds a master of arts degree from the University of Minnesota. Mr. Laventhol is Chairman of the Board of Trustees of the Museum of Contemporary Art and a director of the United Negro College Fund.

                             CONTINUING DIRECTORS

     [PHOTO] MARK H. WILLES, 54, is Chairman of the Board, President and Chief Executive Officer of the Company. A director of the Company since June 1, 1995, Mr. Willes was also elected President and Chief Executive Officer of the Company at that time. He was elected Chairman of the Board effective January 1, 1996 and is a member of the Retirement Plan Committee. Prior to joining Times Mirror, Mr. Willes was employed by General Mills, Inc., commencing in 1980, where he held a variety of positions including Chief Financial Officer, President and Chief Operating Officer and, at the time of his departure, Vice Chairman of the Board of Directors. He was also a director of that company. Mr. Willes was President of the Federal Reserve Bank of Minneapolis from 1977 to 1980. In 1971, Mr. Willes joined the Philadelphia Reserve Bank where he held a number of positions including Director of Research and First Vice President. He was Assistant Professor of Finance and Commerce at the University of Pennsylvania from 1967 to 1971. Mr. Willes received an undergraduate degree from Columbia College and a doctorate from Columbia Graduate School of Business. He is also a director of The Black & Decker Corporation, Ryder System, Inc. and Talbots Inc.

     [PHOTO] HAROLD M. WILLIAMS, 68, has been a director since 1983 and is a member of the Executive Committee, the Audit Committee and the Finance Committee. He is President and Chief Executive Officer of the J. Paul Getty Trust in Los Angeles, a charitable trust devoted to the arts and humanities. Among its activities, the Trust operates the Getty Museum, an internationally renowned collection of fine arts, in Malibu, California. Before assuming his present position in 1981, Mr. Williams served approximately four years as Chairman of the Securities and Exchange Commission in Washington, D.C. Mr. Williams is a graduate of the University of California at Los Angeles and holds a J.D. degree from Harvard Law School. Mr. Williams is also a director of SunAmerica.

                                     NOTE

    Four of the Company's present directors (Gwendolyn Garland Babcock, Bruce Chandler, Otis Chandler and Warren B. Williamson) are cousins and are among the seven trustees of two trusts known as the "Chandler Trusts." The other three trustees are Camilla Chandler Frost, Douglas Goodan and Judy C. Webb. Camilla Chandler Frost is the sister of Otis Chandler and a cousin of the other directors named above. Douglas Goodan and Judy C. Webb are also cousins of each of the directors named above. The trustees and other of their relatives are the beneficiaries of the Chandler Trusts. The Chandler Trusts, their trustees and the general family group of which they are members may be deemed to be "parents" of the Company within the meaning of the Securities Act of 1933, as amended.

                           COMPENSATION OF DIRECTORS

  The Board of Directors is presently comprised of seventeen directors, three of whom are salaried employees of the Company. Salaried employees receive no additional compensation or benefits for their service as directors. Directors who are not employees of the Company receive an annual retainer of $30,000 and those directors who chair committees of the Board receive an additional annual retainer of $5,000. One-half of each such director's aggregate retainer is paid in cash and, subject to shareholder approval of the Non-Employee Directors Stock Plan (see page 24), one-half is paid in Series A Common Stock. In addition, non-employee directors are paid a fee of $1,000 for attendance at each meeting of the Board of Directors and for attendance at each meeting of a Board committee of which they are members.

  The cash portion of a director's retainer, committee and meeting attendance fees may be deferred under the Deferred Compensation Plan for Directors which was adopted by the Company in 1994. Under the Plan, such amounts may be distributed, in accordance with the director's election at the time the deferral commitment is made, upon the January following (i) termination of service, (ii) the later of termination of service or attainment of ages 55, 60, 65, 70, or (iii) after a predetermined number of years. The director's deferral agreement may provide either a lump sum distribution or annual installment payments over 5, 10 or 15 years. In addition, certain provisions have been made for hardship, discounted unscheduled withdrawals and change in control distributions. The crediting rate applied to the accounts, which takes into consideration the investments made by the Company to provide a source for funding distributions, if any, and plan expenses, is determined annually by a committee appointed by the Executive Personnel and Compensation Committee of the Board of Directors. Survivors are entitled to receive the unpaid account balance in the form elected by the director at the time the deferral commitment was made if a director dies prior to benefit commencement. For each director who is not an employee, the Company provides $150,000 life insurance coverage and $100,000 travel accident insurance while traveling on Company business.

  In connection with the adoption of the Non-Employee Directors Stock Plan, the Board contingently suspended the Non-Employee Directors Stock Option Plan. Under the Non-Employee Directors Stock Option Plan, options granted had an exercise price equal to the market value of a share of Times Mirror Series A Common Stock on the date of grant, were exercisable from grant and were exercisable for a number of shares equal to the amount of retainer and fees that the director had elected to receive in the form of options, divided by the grant date present value of one option as determined pursuant to the Black-Scholes valuation method.

  A non-employee director with at least five years of service is entitled to a retirement benefit payable for the number of years of service as an outside director under the Company's Pension Plan for Directors. The amount of the annual benefit payable upon commencement of retirement is equal to the sum of the amount of the annual retainer in effect at the time of termination plus the amount of attendance fees for Board meetings and fees for service on committees paid or payable for the calendar year preceding termination. In order to receive a benefit, a director must be a member of the Board in good standing at the time of his or her retirement and be available for consultation upon request while receiving benefits.

                     COMMITTEES OF THE BOARD OF DIRECTORS

  The standing committees of the Board are an Executive Committee, an Audit Committee, an Executive Personnel and Compensation Committee, a Finance Committee, a Nominating Committee and a Retirement Plan Committee. The functions of each of these six committees are described and the members of each are listed below.

  The Executive Committee has and may exercise substantially all authority of the Board of Directors subject to specific exceptions provided by Delaware law and the Company's bylaws. The members of the Executive Committee are Warren B. Williamson (Chairman), Donald R. Beall, John E. Bryson, Robert F. Erburu, Clayton W. Frye, Jr., William Stinehart, Jr. and Harold M. Williams. The Executive Committee did not meet in 1995.

  Each year, the Audit Committee reviews the Company's audit plan, the scope of activities of the independent auditors and of the internal auditors, the results of the audit after completion, and the fees for services performed during the year, and recommends to the Board of Directors the firm to be appointed as independent auditors. During a portion of each meeting, this Committee meets with representatives of the independent auditors without officers or employees of the Company present. The members of the Audit Committee are Dr. Alfred E. Osborne, Jr. (Chairman), C. Michael Armstrong, John E. Bryson, Clayton W. Frye, Jr., Joan A. Payden and Harold M. Williams, none of whom is either an officer or employee of the Company. The Audit Committee met four times in 1995.

  The Executive Personnel and Compensation Committee administers the Company's employee, management and executive compensation plans, determines the compensation of executive officers of the Company, authorizes and approves bonus-incentive compensation programs for executive personnel of the Company and considers and discusses other matters relating to key executive personnel, including management succession and promotions. Clayton W. Frye, Jr. (Chairman), Donald R. Beall, John E. Bryson, Dr. Alfred E. Osborne, Jr., William Stinehart, Jr. and Warren B. Williamson, none of whom is either an officer or employee of the Company, are the members of the Executive Personnel and Compensation Committee. The Executive Personnel and Compensation Committee met six times in 1995.

  The Finance Committee studies and makes recommendations to the Board of Directors regarding the investment of assets of the Company's pension and profit sharing plans. Warren B. Williamson (Chairman), Gwendolyn Garland Babcock, Bruce Chandler, Clayton W. Frye, Jr., Joan A. Payden, William Stinehart, Jr., Harold M. Williams and Dr. Edward Zapanta are the members of the Finance Committee, which met once in 1995.

  The Nominating Committee considers and recommends to the Board nominees for possible election to the Board of Directors and considers other matters pertaining to the size and composition of the Board of Directors and its committees. The members of the Nominating Committee are Dr. Edward Zapanta (Chairman), Donald R. Beall, Otis Chandler, Robert F. Erburu and Dr. Alfred E. Osborne, Jr. The Nominating Committee met once in 1995. The Nominating Committee recommended the nomination of all directors in Class I for election at the 1996 Annual Meeting. The Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders as possible nominees if such recommendations are accompanied by information sufficient to enable the Nominating Committee to evaluate the qualifications of the persons recommended and such person's consent to be considered. Such recommendations must be submitted in writing to the Secretary of the Company by no later than December 31 preceding the annual meeting of shareholders at which directors are to be elected.

  The Retirement Plan Committee is responsible for review, evaluation and oversight of pension, profit-sharing and other retirement-oriented programs of the Company and its subsidiaries and the performance of these programs in relation to their purposes. Robert F. Erburu (Chairman), Mark H. Willes and David Laventhol are the members of the Retirement Plan Committee. The Retirement Plan Committee met once in 1995.

  In 1995, there were nine meetings of the Board of Directors. During the year, each of the incumbent directors attended at least 75% of the aggregate number of meetings of the Board and Committees on which he or she sits.

                  APPROVAL OF 1996 MANAGEMENT INCENTIVE PLAN

GENERAL

  The Board of Directors has adopted, subject to approval of the Company's shareholders, the 1996 Management Incentive Plan (the "MIP"). The MIP is designed to enable the Company to attract, retain and motivate its management and other key employees, and to further align the interests of such employees with those of the shareholders of the Company, by providing for or increasing the proprietary interest of such employees in the Company. In connection with the Board's adoption of the MIP, and subject to shareholder approval and ratification of the MIP, the Board determined to suspend the Company's 1992 Key Employee Long-Term Incentive Plan (the "1992 Plan") and the Company's 1987 Restricted Stock Plan, such that no further stock options or restricted stock, as applicable, in the future may be granted under such plans. At the time that the Board adopted the MIP, 9,225,398 shares of the Company's Series A Common Stock were authorized and available but not subject to outstanding option or restricted stock awards under such plans.

  The MIP authorizes the grant and issuance of awards that may take the form of Stock Options, Restricted Stock, Performance Stock and Annual Incentive Bonuses (any such arrangement, an "Award"). The MIP has various provisions so that Awards under it may, but need not, qualify for an exemption from the "short swing liability" provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and/or qualify as "performance based compensation" that is exempt from the $1 million limitation on the deductibility of compensation under Section 162(m) of the Internal Revenue Code (the "Code"). Shareholder approval of the MIP is required in order for each of these exemptions to be satisfied. The following summary of the main features of the MIP is qualified in its entirety by the complete text of the MIP, which is set out as Exhibit A to this Proxy Statement.

  ELIGIBILITY. Any person, including any director of the Company, who is an employee, prospective employee, consultant or advisor of the Company or any of its affiliates is eligible to be selected as a recipient of an Award (a "Participant") under the MIP. The Executive Personnel and Compensation Committee of the Board of Directors has not yet determined how many individuals are ultimately to participate in the MIP. While it is generally expected that executives and senior middle managers will be eligible to participate, Awards may from time to time be granted to employees who are not in these groups but who have otherwise distinguished themselves for their contributions to the Company. Currently, there are approximately 700 executives and senior middle managers covered under the MIP.

  ADMINISTRATION. The MIP will be administered by one or more committees (any such committee, a "Committee") of the Board of Directors of the Company (the "Board"). With respect to Awards granted to the Company's executive officers, the Committee may consist of two or more directors meeting the requirements necessary for Awards to be exempt from
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and/or for Awards to qualify as "performance based compensation" under Section 162(m) of the Code, to the extent that the Company determines to satisfy such requirements. With respect to any Award that is not intended to satisfy the conditions of Exchange Act Rule 16b-3 or Code Section 162(m)(4)(C), the Committee may delegate all or any of its responsibilities to one or more directors or officers of the Company, including individuals who participate in the MIP.

  Subject to the express provisions of the MIP, the Committee has broad authority to administer and interpret the MIP, including, without limitation, authority to determine who is eligible to participate in the MIP and to which of such persons, and when, Awards are granted under the MIP, to determine the number of shares of Common Stock subject to Awards and the exercise or purchase price of such shares under an Award, to establish and verify the extent of satisfaction of any performance goals applicable to Awards, to prescribe and amend the terms of the agreements evidencing Awards made under the MIP, and to make all other determinations deemed necessary or advisable for the administration of the MIP.

  STOCK SUBJECT TO THE MIP. The aggregate number of shares of the Company's Series A Common Stock ("Shares") that can be issued under the MIP may not exceed 14,500,000. The number of Shares subject to the MIP and to outstanding Awards under the MIP will be appropriately adjusted by the Board of Directors if the Company's Series A Common Stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than quarterly cash dividends) or other distribution, stock split, spin-off or sale of substantially all of the Company's assets. For purposes of calculating the aggregate number of Shares issued under the MIP, only the number of Shares actually issued upon exercise or settlement of an Award and not returned to the Company upon cancellation, expiration or forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award shall be counted.

  AWARDS. The MIP authorizes the grant and issuance of the following types of
Awards: Stock Options, Restricted Stock, Performance Stock and Annual Incentive Bonuses:

    Stock Options: Subject to the express provisions of the MIP and as discussed in this paragraph, the Committee has discretion to determine the vesting schedule of options, the events causing an option to expire, the number of shares subject to any option, the restrictions on transferability of an option, and such further terms and conditions, in each case not inconsistent with the MIP, as may be determined from time to time by the Committee. Options granted under the MIP may be either Incentive Stock Options qualifying under Code Section 422 or options which are not intended to qualify as Incentive Stock Options ("nonqualified options"). The exercise price for options may not be less than 100% of the fair market value of the Company's

  Stock on the date the option is granted, except that (i) the Committee may grant executive officers who are subject to Exchange Act Section 16 the opportunity to purchase stock on terms similar to those provided under the Company's 1996 Employee Stock Purchase Plan, including a purchase price below 100%, but not below 75%, of the fair market value of the Company's Stock on the date the opportunity is granted or expires, provided that the opportunity to purchase stock on such terms may not remain open longer than 27 months, and (ii) in the case of options granted in assumption and substitution of options held by employees of a company acquired by the Company, the exercise price of such options may be above or below the fair market value of the Company's Stock on the date the option is granted. The exercise price of an option may be paid through various means specified by the Committee, including in cash or check, by delivering to the Company shares of the Company's stock, by a reduction in the number of Shares issuable pursuant to such option, or by a promissory note or other commitment to pay (including such a commitment by a stock broker).

    Annual Incentive Bonus: The MIP authorizes the grant of Annual Incentive Bonuses pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified by the Committee. Subject to the express provisions of the MIP and as discussed in this paragraph, the Committee has discretion to determine the terms of any Annual Incentive Bonus, including the target and maximum amount payable to a Participant as an Annual Incentive Bonus, the performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria which determines the amount payable under an Annual Incentive Bonus, the fiscal year as to which performance will be measured for determining the amount of any payment, the timing of any payment earned by virtue of performance, restrictions on the alienation or transfer of an Annual Incentive Bonus prior to actual payment, forfeiture provisions, and such further terms and conditions, in each case not inconsistent with the MIP, as the Committee may determine from time to time. All or any portion of an Annual Incentive Bonus may be designed to qualify as "performance based compensation" that is exempt from the $1 million limit on deductible compensation under Section 162(m) of the Code. The performance criteria for any portion of an Annual Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" will be a measure based on one or more "Qualifying Performance Criteria," as that term is defined below. Notwithstanding satisfaction of any performance goals, the amount paid under an Annual Incentive Bonus may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. The Committee may permit selected recipients of Annual Incentive Bonuses to elect to receive a portion of the Annual Incentive Bonus payment in the form of Shares of Series A Common Stock. In such circumstances, the Participant will receive that number of Shares with a fair market value equal to twice the bonus amount that the Participant elected to receive in the form of Shares, except that one-half of such Shares will be forfeited and returned to the Company if the Participant thereafter fails to remain an employee of the Company for at least four years (other than as a result of death, disability or retirement) or fails to hold the other half of the shares for at least four years.

    Performance Stock: Performance Stock is an Award of Shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Committee. Subject to the express provisions of the MIP and as discussed in this paragraph, the Committee has discretion to determine the terms of any Performance Stock Award, including the number of Shares subject to a Performance Stock Award or a formula for determining such, the performance criteria and level of achievement versus these criteria which determine the number of Shares granted, issued, retainable and/or vested, the period as to which performance shall be measured for determining achievement of performance, forfeiture provisions, the effect of termination of employment for various reasons, and such further terms and conditions, in each case not inconsistent with the MIP, as may be determined from time to time by the Committee. The performance criteria upon which Performance Shares are granted, issued, retained and/or vested may be based on financial performance and/or personal performance evaluations, except that for any Performance Stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) the performance criteria shall be a measure based on one or more Qualifying Performance Criteria (as defined below). Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under a Performance Stock Award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

    Restricted Stock: Restricted Stock consists of Shares issued to a Participant in exchange for such cash or other consideration as determined by the Committee and which may, but need not, be subject during specified periods of time to such conditions to vesting, to restrictions on sale or other transfer and/or to repurchase rights as may be determined by the Committee. Subject to the express provisions of the MIP, the Committee has discretion to determine the terms of any Restricted Stock, including the number of Shares to be transferred or sold by the Company to any person, the price, if any, at which Shares of Restricted Stock shall be sold or awarded and such further restrictions or conditions as the Committee may determine.

    Qualifying Performance Criteria and Section 162(m) Limits: Subject to stockholder approval of the MIP, the performance criteria for any Annual Incentive Bonus or any Performance Stock that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as preestablished by the Committee under the terms of the Award: (a) cash flow, (b) earnings per share (including earnings before interest, taxes and amortization), (c) return on equity, (d) total shareholder return, (e) return on capital, (f) return on assets or net assets, (g) revenue, (h) income or net income, (i) operating income or net operating income, (j) operating profit or net operating profit, (k) operating margin, (l) return on operating revenue, and (m) market share or circulation. The aggregate number of Shares subject to options granted under the MIP during any calendar year to any one Participant may not exceed 500,000, unless such limitation is not required under Section 162(m) of the Code. The aggregate number of Shares issued or issuable under any Annual Incentive Bonus or Performance Stock Awards granted under the MIP during any calendar year to any one Participant shall not exceed 500,000. The maximum amount payable pursuant to that portion of an Annual Incentive Bonus Award granted for any fiscal year to any person that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall not exceed five million dollars ($5,000,000).

    Other: The Committee may, but need not, provide that the holder of an Award has a right (such as a stock appreciation right) to receive a number of Shares or cash, or a combination thereof, the amount of which is determined by reference to the value of the Award. The Committee may require as a condition to the grant of any Award that the recipient of the Award surrender for cancellation some or all of any previously granted employee benefit arrangement. Former employees and their beneficiaries are eligible for the grant of Awards under this provision. The Committee may provide for dividends or dividend equivalent payments to be paid with respect to outstanding Awards. The Committee may amend any previously granted Award, subject in certain circumstances to the consent of the person holding such Award.

  CHANGE OF CONTROL. The Committee may provide that in connection with a Change of Control, Awards will become exercisable, payable, vested, paid, or canceled, and may provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which would be effective only if, upon the announcement of a transaction intended or reasonably expected to result in a Change of Control, no provision is made under the terms of such transaction for the holder of an Award to realize the full benefit of the Award. Unless the Committee or the Board provides otherwise, "Change of Control" is defined in the MIP to include certain transactions that would result in over 50% of the Company's outstanding shares being held by certain persons or groups, certain substantial changes in the Board of Directors, or the approval of certain fundamental changes in the Board of Directors, or the approval of certain fundamental changes to the Company's structure, such as a merger, consolidation, reorganization liquidation or dissolution.

  TRANSFERABILITY OF AWARDS. Generally, Awards granted under the MIP may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution, except that the Committee may permit an Award to be transferable to a member or members of the Participant's family or to entities owned or established for the benefit of a Participant's family.

  AMENDMENTS AND TERMINATION. The Board of Directors may alter, amend, suspend or terminate the MIP or any Award theretofore granted under the MIP, with or without approval of the Company's shareholders. All Awards granted under the MIP are subject to, and may not be exercised before, the approval of the MIP by a majority of the Company's shareholders prior to the first anniversary date of the Board's adoption of the MIP. No Award granted under the MIP shall have a term of more than ten years from the date it is granted, and no such Awards shall be granted pursuant to the MIP more than ten (10) years after the date of the Board's adoption of the MIP.

  FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS. The following is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws related to Incentive Awards under the MIP. This summary is not intended to be exhaustive and among other things, does not describe state or local tax consequences.

    Section 162(m): As described above, options granted under the MIP may qualify as "performance-based compensation" under Section 162 of the Code in order to preserve Federal income tax deductions by the Company with respect to any compensation required to be taken into account under Section 162 of the Code that is in excess of $1,000,000 and paid to a "Covered Employee" (as defined in Section 162). To so qualify, options must have an exercise price at least equal to the fair market value of the underlying Shares on the date of grant, be awarded by a Committee consisting of two or more "outside directors" (as defined in Section 162) and satisfy the 500,000 share limit on the total number of Shares subject to options that may be awarded to any one participant during any calendar year.

    Nonqualified Options: The recipient of a nonqualified option does not recognize income at the time the option is granted. When the nonqualified option is exercised, the grantee recognizes ordinary income equal to the difference between the fair market value on the exercise date of the number of Shares issued and their exercise price. The Company receives a deduction equal to the amount of ordinary income recognized by the optionee. The optionee's basis in the Shares acquired upon exercise of an option is equal to their exercise price plus the ordinary income recognized upon exercise. Upon subsequent disposition of the Shares, the optionee will recognize capital gain or loss, which will be short-term or long-term, depending upon the length of time the Shares were held since the date the nonqualified option was exercised.

    Incentive Stock Options: In general, the recipient of an Incentive Stock Option will not be subject to tax at the time the Incentive Stock Option is granted or exercised. However, the excess of the fair market value of the Shares received upon exercise of the Incentive Stock Option over their exercise price is potentially subject to the alternative minimum tax. Upon disposition of the Shares acquired upon exercise of an Incentive Stock Option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the aggregate exercise price for those Shares provided that the optionee has not disposed of the Shares within two years of the date the Incentive Stock Option was granted or within one year from the date the Incentive Stock Option was exercised. If the optionee disposes of the Shares without satisfying both holding period requirements (a "Disqualifying Disposition"), the optionee will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the option exercise price and the lesser of the fair market value of the Shares on the date the Incentive Stock Option is exercised or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon how long the Shares have been held. The Company is not entitled to a tax deduction upon either the exercise of an Incentive Stock Option or upon disposition of the Shares acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition.

    Special Rules. To the extent an optionee pays all or part of the option exercise price of a nonqualified stock option by tendering Shares already owned by the optionee, the tax consequences described above apply except that the number of Shares received upon such exercise which is equal to the number of Shares surrendered in payment of the option exercise price shall have the same basis and tax holding period as the Shares surrendered. If the Shares surrendered had previously been acquired upon the exercise of an Incentive Stock Option, the surrender of such Shares may be a Disqualifying Disposition if the holding period requirements described above have not been satisfied with respect to such Shares at the time of such exercise. The additional Shares of the Company Common Stock received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. Under proposed Treasury regulations, if an optionee exercises an Incentive Stock Option by tendering Shares previously acquired on the exercise of an Incentive Stock Option, a Disqualifying Disposition may occur if the holding period requirements described above have not been satisfied with respect to such Shares at the time of such exercise, and the optionee may recognize income and be subject to other basis allocation and holding period requirements.

  NEW PLAN BENEFITS.

  It is not possible to determine the benefits that any participant or class of participants will receive under the MIP during any fiscal year. However, the Committee has granted certain Awards under the MIP that are subject to approval of the MIP by the Company's shareholders. First, the Committee granted certain Shares (the "Conversion Shares") in cancellation of Deferred Cash Incentive Awards outstanding under the 1992 Plan for the 1994-96 and the 1995-97 performance cycles. The Committee determined that the Deferred Cash Incentive Awards were not a sufficient means of motivating management because of their complex performance measures and the absence of a direct correlation to long-term stock price performance. The number of Conversion Shares granted in cancellation of each Deferred Cash Incentive Award have a market value as of December 29, 1995 equal to the target award amount under the cancelled Deferred Cash Incentive Award. If a recipient of Conversion Shares terminates employment with the Company or its subsidiaries for a reason other than death, disability or retirement prior to the end of the award cycle that would have applied under the Deferred Cash Incentive Award, the Company has the right to repurchase the Conversion Shares for that amount. Second, as reported in the Summary Compensation Table and the Option Grants Table at pages 32 and 34 below, the Committee has granted stock options under the MIP that are contingent on shareholder approval of the MIP. Each of these options has an exercise price of $34.00. The Committee also granted stock options covering 40,220 Shares in March 1996 to certain executives, other than the named executive officers, which options have an exercise price of $35.6250. Finally, in March 1996 the Committee granted 7,000 Shares of restricted stock to certain executives employed at subsidiaries of the Company. On March 11, 1996, the market price for a Share was $35.8750.

                            NEW PLAN BENEFITS TABLE

                                                                Options     Restricted
                          Conversion Shares Conversion Shares (# of Shares     Stock
     Name/Position           (1994-1996)       (1995-1997)    underlying)  (# of shares)
     -------------        ----------------- ----------------- ------------ -------------
Mark H. Willes, Chairman
 of the Board, President
 and CEO................           --             17,712         180,200
Richard T. Schlosberg
 III, Executive Vice
 President..............         6,642             8,118          75,000
Thomas Unterman, Senior
 Vice President and
 Chief Financial
 Officer................         4,133             4,871          50,700
Donald F. Wright, Senior
 Vice President.........         4,723             5,166          42,800
Edward E. Johnson,
 Senior Vice President..         5,166             5,166          42,800
All current executive
 officers (including
 those named above).....        27,955            51,623         551,000
All directors and
 director nominees,
 other than executive
 officers...............        23,616            27,306             --
All employees other than
 executive
 officers...............       140,879           207,657       2,103,580       7,000

  THE BOARD OF DIRECTORS OF THE COMPANY HAS ADOPTED THE 1996 MANAGEMENT INCENTIVE PLAN AND RECOMMENDS A VOTE FOR ITS APPROVAL.

                 APPROVAL OF NON-EMPLOYEE DIRECTORS STOCK PLAN

GENERAL

  The Board of Directors has adopted, subject to approval of the Company's shareholders, the Times Mirror Company Non-Employee Directors Stock Plan (the "Directors Plan"). As discussed under "Compensation of Directors" on page 12 of this Proxy Statement, non-employee directors of the Company currently receive cash compensation as an annual retainer and as committee and meeting fees, and under the existing Non-Employee Directors Stock Option Plan (the "Directors Option Plan") could elect to receive all or a portion of their retainer and fees in the form of stock options. The Directors Plan is intended to further the perspective of directors as shareholders, and to promote the long-term growth and financial success of the Company by enabling the Company to attract, retain and motivate such persons by providing for or increasing their proprietary interest in the Company. Under the Directors Plan, if approved by shareholders, non-employee directors will receive one-half of their quarterly directors' retainer in the form of Series A Common Stock. In connection with its adoption of the Directors Plan, the Board of Directors determined to suspend the Directors Option Plan, subject to shareholder approval and ratification of the Directors Plan.

  The following summary of the main features of the Directors Plan is qualified in its entirety by reference to the complete text of the Directors' Plan which is set out as Exhibit B to this Proxy Statement.

  ELIGIBILITY. Each director on the Board of Directors who on any date when the Company pays directors' retainer fees is not an employee of the Company or a subsidiary of the Company is automatically a participant in the Directors Plan. If each of the nominees for election to the Board of Directors named in this proxy statement are reelected, then following the Company's 1996 Annual Meeting of Stockholders 14 directors would qualify as participants under the Directors Plan.

  ADMINISTRATION. The timing, amount and recipients of stock under the Directors Plan are prescribed by the terms of the Directors Plan and requires no discretionary action by any administrative body. Subject to the foregoing, the Directors Plan is administered by the Executive Personnel and Compensation Committee of the Board of Directors (or by any successor committee designated by the Board of Directors) and by such persons to whom it may delegate any ministerial duties. The Directors Plan is intended to operate in a manner that exempts grants of stock under the Directors Plan from Section 16(b) of the Exchange Act and that does not affect the status of participants in the Directors Plan as "disinterested administrators" under Exchange Act Rule 16b-3, for purposes of their administering other stock-based plans of the Company.

  STOCK SUBJECT TO THE DIRECTORS PLAN. The aggregate number of shares of the Company's Series A Common Stock that can be issued under the Directors Plan may not exceed

500,000. Such number of shares shall be appropriately adjusted by the Board of Directors if the Company's Series A Common Stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than quarterly cash dividends) or other distribution, stock split, spin-off or sale of substantially all of the Company's assets. Stock may not be issued under the Directors Plan more than ten years after the date of shareholder approval of the Directors Plan.

  STOCK AWARDS. If the Directors Plan is approved by shareholders, then on each date following the date of shareholder approval on which directors' retainer fees are paid by the Company, each participant in the Directors Plan will receive one-half of his or her retainer (including any retainer for chairing a Board committee) in the form of shares of Series A Common Stock. The number of shares to be received by a participant is equal to the amount which the director is to receive in the form of Series A Common Stock divided by the average high and low price per share of the Series A Common Stock reported for each of the five business days preceding the date that retainer fees are paid. The number of shares to be received by any one director is not determinable in advance because such number is dependent both on the amount of directors' fees payable to such director and the trading price of the Company's Series A Common Stock. For further information regarding the compensation of the Company's directors, see "Compensation of Directors" on page 12 of this Proxy. Participants shall have full beneficial ownership of shares awarded under the Directors Plan, including the right to vote and to receive any dividends payable with respect to such shares, subject to any restrictions on transferability required under Exchange Act Rule 16b-3.

  AMENDMENTS AND TERMINATION. The Board of Directors may alter, amend, suspend or terminate the Directors Plan, with or without shareholder approval, except that if required under Exchange Act Rule 16b-3 the provisions of the Directors Plan designating persons eligible to participate in the Directors Plan and specifying the amount of directors' fees payable in the form of stock and the amount and timing of grants under the Directors Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employees Retirement Income Security Act, or the rules thereunder.

  THE BOARD OF DIRECTORS OF THE COMPANY HAS ADOPTED THE NON-EMPLOYEE DIRECTORS STOCK PLAN AND RECOMMENDS A VOTE FOR ITS APPROVAL.

                      APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors of the Company, on the recommendation of its Audit Committee (consisting of directors who are neither officers nor employees of the Company--see page 13), has appointed Ernst & Young LLP as independent auditors for the Company and its subsidiaries for 1996. As a matter of corporate practice, the Company is submitting the appointment of Ernst & Young LLP to shareholders for ratification. If shareholders fail to ratify the appointment, the Audit Committee will review its selection for subsequent years.

  Ernst & Young LLP has served as independent auditors for the Company since 1936. One or more members of the firm will attend the Annual Meeting. Ernst & Young LLP has indicated that it does not presently intend to make a statement at the Annual Meeting, but a member of the firm will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                                 OTHER MATTERS

  Management does not know of any matter to be acted upon at the meeting other than the matters described above. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                        OWNERSHIP OF VOTING SECURITIES

BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

  The following table sets forth the ownership of the outstanding shares of the voting securities of the Company as of March 11, 1996 (except as otherwise noted), held by persons known to the Company to beneficially own more than 5% of the outstanding shares of the voting securities of the Company and by certain employee benefit trusts maintained by the Company for various qualified retirement plans for employees of the Company and its subsidiaries.

                          Series A  Percent Series B  Percent  Series C  Percent
  Name and Address of      Common     of    Preferred   of      Common     of
   Beneficial Owner        Stock    Series    Stock   Series    Stock    Series
-----------------------  ---------- ------- --------- ------- ---------- -------
The Trustees of the      18,668,546  24.31%       --     --   20,757,246  74.60%
 Chandler Trusts(A)
 c/o Chandis Securities
 Company
 350 West Colorado Bou-
 levard,
 Suite 230
 Pasadena, CA 91105
The Times Mirror Stock          --     --     269,853   3.46%    631,729   2.27%
 Trust(B)
 Times Mirror Square
 Los Angeles, CA 90053
The Times Mirror Em-      2,859,545   3.72%       --     --    2,133,374   7.67%
 ployee Stock
 Ownership Trust(C)
 Times Mirror Square
 Los Angeles, CA 90053
Times Mirror Savings      2,447,263   3.19%   206,266   2.65%    251,186    .90%
 Plus Plan Trust(D)
 Times Mirror Square
 Los Angeles, CA 90053
George Soros(E)           5,871,800   7.28%       --     --          --     --
 c/o Soros Fund Manage-
 ment
 888 Seventh Avenue,
 33rd Floor
 New York, NY 10106
Clay Finlay(F)                  --     --     511,579   6.57%        --     --
 200 Park Avenue
 New York, New York
 10166
Dodge & Cox(F)                  --     --   1,010,462  12.97%        --     --
 1 Sansome Street
 San Francisco, Cali-
 fornia 94104

---------
(A) On March 11, 1996, the Chandler Trusts owned in the aggregate 18,668,546 shares of Series A Common Stock, 20,757,246 shares of Series C Common Stock and 442,596 shares of Cumulative Redeemable Preferred Stock, Series A ("Series A Preferred Stock"), which is a nonvoting stock. Chandis Securities Company, a corporation, owned 8,581,432 shares of Series

   A Common Stock, 9,656,432 shares of Series C Common Stock and 380,972 shares of Series A Preferred Stock. Substantially all of the outstanding stock of Chandis Securities Company is owned by one of the Chandler Trusts and the amounts set forth in the above table opposite the Chandler Trusts include the holdings of Chandis Securities Company. In addition to their interests in shares held by the Chandler Trusts, Mrs. Babcock (individually and as trustee) and her husband hold 2,301 shares of Series A Common Stock and 18,069 shares of Series C Common Stock, and Otis Chandler (individually and as trustee) and his wife hold an aggregate of 58,991 shares of Series A Common Stock (of which Mr. Chandler has sole voting and dispositive power over 1,452 shares) and 62,789 shares of Series C Common Stock (of which Mr. Chandler has sole voting and dispositive power over 42 shares), including 1,410 shares of Series A Common Stock which Otis Chandler may acquire upon the exercise of outstanding stock options. The above shares do not include 11,898 shares of Series A Common Stock and 32,978 shares of Series C Common Stock owned by Mr. Chandler's adult children who do not reside with him, and 6,132 shares of Series A Common Stock and 3,380 shares of Series C Common Stock owned by Mrs. Babcock's adult children who do not reside with her. Three other trustees of the Chandler Trusts own Series A Common Stock individually or as trustees as follows: 177,236 shares by Camilla Chandler Frost (of which Mrs. Frost has sole voting and dispositive power over 131,691 shares), 500 shares by Douglas Goodan (over all of which Mr. Goodan has sole voting and dispositive power), and 280 shares by Judy C. Webb (over all of which Mrs. Webb has sole voting and dispositive power). On March 11, 1996, the individuals who act as trustees of the Chandler Trusts beneficially owned, directly or indirectly, in their capacities as individuals and as trustees of the Chandler and other trusts an aggregate of 18,907,854 shares of Series A Common Stock and 20,820,675 shares of Series C Common Stock (including shares owned by the Chandler Trusts and Chandis Securities Company), constituting 24.62% of the shares of Series A Common Stock and 74.83% of the shares of Series C Common Stock outstanding on that date, representing 62.60% of the total voting interests of all outstanding shares of Series A and Series C Common Stock and Series B Preferred Stock. Unless otherwise indicated, all beneficial ownership figures reported in this footnote represent shares over which the beneficial owner shares voting and dispositive power with others.

(B) This Trust holds stock on behalf of The Times Mirror Pension Plan and various retirement plans for employees of the Company's subsidiaries. All decisions as to the voting and disposition of such common stock are under the authority and responsibility of the Trust's two trustees, Robert F. Erburu and David Laventhol.

(C) Shares of Times Mirror stock allocated to participants' accounts in The Times Mirror Employee Stock Ownership Plan ("ESOP") are voted by the participants themselves on matters presented at meetings of shareholders, while shares with respect to which no participant directions are received are voted by the trustee. The trustee of the ESOP, The Northern Trust Company, has authority and responsibility for the disposition of the stock.

(D) Shares of Times Mirror stock held in the Times Mirror Savings Plus Plan accounts or allocated to participants' Payroll-Based Stock Ownership Plan ("PAYSOP") accounts are voted by the participants themselves on matters presented at meetings of stockholders. Shares allocated to the Times Mirror Savings Plus Plan accounts with respect to which no participant directions are received remain unvoted. Shares allocated to the PAYSOP accounts with respect to which no participant directions are received are voted by The Northern Trust Company as trustee of the Times Mirror Savings Plus Plan.

(E) The following information is based solely on a Schedule 13D dated December 20, 1995 which was filed with the Securities and Exchange Commission. The aggregate number of shares of Series A Common Stock of which George Soros (the "Reporting Person") may be deemed a beneficial owner is 5,871,900, representing approximately 7.28% of the outstanding shares of Series A Common Stock based upon 80,614,598 shares of Series A Common Stock outstanding on November 9, 1995. The Reporting Person may be deemed the beneficial owner of (i) 5,347,500 shares of Series A Common Stock held for the account of Quantum Partners, LDC ("Quantum Partners"), a Cayman Islands exempted limited duration company which has granted investment discretion to Soros Fund Management ("SFM"), an investment advisory firm of which the Reporting Person is the sole proprietor, and (ii) 524,400 shares of Series A Common Stock held for the account of Lupa Family Partners ("Lupa"), of which the Reporting Person is one of two general partners. Stanley Druckenmiller, a managing director of SFM, also serves as President and Chairman of the Board of Directors of Priority Investment Management, Inc. ("Priority"), a registered investment adviser. Accounts of investment advisory clients over which Priority exercises investment discretion hold 918,700 shares of Series A Common Stock, representing approximately 1.14% of the total Series A shares outstanding at November 9, 1995. In such Schedule 13D, the Reporting Person expressly disclaimed beneficial ownership of any shares of Series A Common Stock not held directly by Quantum Partners or Lupa.

(F) Based solely on a Form 13F filed with the Securities and Exchange Commission as of December 31, 1995 in which the entity reported having sole voting authority over shares that it held on such date.

  In addition to the entities listed in the above table, in filings with the Securities and Exchange Commission, Fidelity Management reported holding investment discretion over greater than five percent (5%) of the Company's Series A Common Stock as of December 31, 1995.

BENEFICIAL OWNERSHIP OF MANAGEMENT

  The following table shows the beneficial ownership as of March 11, 1996 of the Company's common and preferred stock, including shares as to which a right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act, of each director, each executive officer listed in the table on page 32, and as a group of such persons and other executive officers. For this purpose, the rules of the Securities and Exchange Commission require that every person who has or shares the power to vote or dispose of shares of stock be reported as a "beneficial owner" of all shares as to which such power exists. As a consequence, many persons may be deemed to be the "beneficial owners" of the same securities and for this reason all shares of Series A Common Stock, Series C Common Stock and Series A Preferred Stock held by the trustees of the Chandler Trusts as trustees of the Chandler Trusts and by Chandis Securities Company (see Note (A) on page 27) are included in the shares reported in the table below as "beneficially owned" by each director who is also a trustee of the Chandler Trusts.

                           Series A Common             Series C Common            Series A           Series B
                                Stock                       Stock              Preferred Stock    Preferred Stock
                          --------------------------- ------------------------ ------------------ ------------------
                                              Percent                  Percent            Percent            Percent
                                                of                       of                 of                 of
          Name             Total(1)           Series   Total(1)        Series   Total     Series   Total     Series
          ----            ----------          ------- ----------       ------- -------    ------- -------    -------
C. Michael Armstrong....         -- (3)          --          --           --       --       --        --       --
Gwendolyn Garland
 Babcock................  18,670,558(2)(4)     24.32% 20,757,886(2)(4)  74.60% 823,568(2)   100%      --       --
Donald R. Beall.........       1,000(4)           *          --           --       --       --        --       --
John E. Bryson..........         -- (3)          --          --           --       --       --        --       --
Bruce Chandler .........  18,668,546(2)        24.31% 20,757,246(2)     74.60% 823,568(2)   100%      --       --
Otis Chandler...........  18,726,127(2)(3)(4)  24.39% 20,820,035(2)(4)  74.83% 823,568(2)   100%      --       --
Robert F. Erburu........     170,170(3)           *    1,042,864(5)      3.75%     --       --    395,643(5)  5.08%
Clayton W. Frye, Jr.....       4,810              *          190           *       --       --        --       --
Edward E. Johnson.......      20,062(3)           *        1,404           *       --       --        --       --
David Laventhol.........      33,000(3)           *      653,529(6)      2.35%     --       --    269,853(6)  3.46%
Dr. Alfred E. Osborne,
 Jr.....................         490              *          385           *       --       --        375       *
Joan A. Payden..........       1,000              *          --           --       --       --        --       --
Richard T. Schlosberg
 III....................      18,694(3)           *      295,585(7)      1.06%     --       --    125,790(7)  1.61%
William Stinehart, Jr...         500(4)           *          --           --       --       --        --       --
Thomas Unterman.........      25,298(3)           *          258           *       --       --        --       --
Mark H. Willes..........      60,100(4)           *          --           --       --       --        --       --
Harold M. Williams......         200              *          200           *       --       --        --       --
Warren B. Williamson....  18,668,546(2)        24.31% 20,757,246(2)     74.60% 823,568(2)   100%      --       --
Donald F. Wright........      17,788(3)           *      299,802(7)      1.08%     --       --    125,790(7)  1.61%
Dr. Edward Zapanta......       2,722              *          --           --       --       --        --       --
All directors and
 officers as a group (30
 persons, including
 those named above) (8).  24,480,706           31.88% 24,868,463        89.38% 823,568      100%  602,284     7.73%

---------
* Less than 1%
                                            (notes continued on following page)

(1) Includes shares held under the Company's Savings Plus Plan (including PAYSOP) and Employee Stock Ownership Plan and allocated to the accounts of the executive officers as of November 30, 1995.

(2) See Note (A) on page 27.

(3) Does not include shares that may be acquired upon the exercise of outstanding stock options and that are currently exercisable within 60 days of March 11, 1996 as follows: 2,465 by Mr. Armstrong; 3,653 by Mr. Bryson; 1,410 by Mr. O. Chandler; 265,508 by Mr. Erburu; 144,669 by Mr. Laventhol; 75,739 by Mr. Schlosberg; 38,295 by Mr. Unterman; 65,527 by Mr. Wright; and 70,633 by Mr. Johnson.

(4) Includes shares held in trust, or other capacities, as to which beneficial ownership is disclaimed.

(5) Includes shares held by Pfaffinger Foundation and The Times Mirror Stock Trust as to which Mr. Erburu disclaims beneficial ownership.

(6) Includes shares held by The Times Mirror Stock Trust as to which Mr. Laventhol disclaims beneficial ownership.

(7) Includes shares held by Pfaffinger Foundation as to which Messrs. Schlosberg and Wright disclaim beneficial ownership.

(8) Includes shares held by The Times Mirror Employee Stock Ownership Trust, Pfaffinger Foundation, The Times Mirror Stock Trust and the Times Mirror Savings Plus Plan Trust, as well as shares owned by the Chandler family.

                            EXECUTIVE COMPENSATION

  The following table sets forth information with respect to compensation of the present chief executive officer of the Company and each of the four most highly compensated executive officers of the Company (other than the chief executive officer) serving in such capacity at December 31, 1995. It also includes information with respect to a former chief executive officer, Robert
F. Erburu, who resigned as such effective June 1, 1995. This table includes information for each individual for services in all capacities to the Company for the fiscal years ended December 31, 1993, 1994 and 1995.

                          SUMMARY COMPENSATION TABLE

                                    Annual Compensation              Long-Term Compensation
                               ---------------------------------  -------------------------------
                                                                         Awards           Payouts
                                                                  ---------------------   -------
                                                                             Securities
                                                                  Restricted Underlying
                                                    Other Annual    Stock      Stock       LTIP    All Other
        Name and               Salary    Bonus      Compensation  Awards ($)  Options     Payouts Compensation
   Principal Position     Year   ($)      ($)           ($)          (5)      (#) (6)       ($)     ($) (8)
 ----------------------   ---- ------    -----      ------------  ---------- ----------   ------- ------------
 Mark H. Willes(1)        1995 409,616 1,396,875(3)   226,365(4)   595,000    288,200(7)      --       --
 Chairman of the Board,
 President and Chief
 Executive Officer
 Richard T. Schlosberg
  III                     1995 523,077   400,000          --           --      75,000     268,000    4,500
 Executive Vice           1994 472,115   450,000          --           --      51,910           0    4,500
  President               1993 399,038   150,000          --           --      87,993         --     4,497
 Thomas Unterman          1995 413,019   250,000          --           --      50,700     160,800    4,500
 Senior Vice President    1994 362,020   250,000       84,587      453,125     29,615           0    4,500
 and Chief Financial      1993 324,375   175,000       56,288          --      55,724         --     4,497
  Officer
 Donald F. Wright         1995 404,230   150,000          --           --      42,800     214,400    4,500
 Senior Vice President    1994 384,231   225,000          --           --      31,385           0    4,500
                          1993 364,712   125,000          --           --      67,059         --     4,497
 Edward E. Johnson        1995 399,038   125,000          --           --      42,800     241,200    4,500
 Senior Vice President    1994 373,077   175,000          --           --      31,385           0    4,500
                          1993 324,519   120,000          --           --      73,935         --     4,497
 Robert F. Erburu(2)      1995 949,039         0       59,100          --         --      964,800    4,500
                          1994 923,077 1,000,000          --           --     165,942           0    4,500
                          1993 875,001   300,000          --           --     323,375         --     4,497

---------
(1) Mr. Willes was elected President and Chief Executive Officer of the Company effective June 1, 1995 and Chairman of the Board effective January 1, 1996.

(2) Mr. Erburu served as President and Chief Executive Officer of the Company until June 1, 1995 and Chairman of the Board until January 1, 1996.

(3) Comprised of annual incentive bonus in the amount of $525,000 and $871,875 as the present value of 25,000 shares of Series A Common Stock granted to Mr. Willes in February 1996 in lieu of cash for housing differential allowance. (See page 39.)

(4) Includes $213,738 in relocation assistance.

(5) Restricted stock grants relate to the Company's Series A Common Stock. Dollar amounts shown in this column equal the number of shares of restricted stock awarded multiplied by the closing market price of the Company's Series A Common Stock on the grant date, net of any consideration paid. The restricted shares vest 25% commencing on the second anniversary of the date of award and 25% on each successive anniversary of the award date. As of December 31, 1995, the number and value of restricted stock award holdings were as follows: 35,000 ($1,185,625) by Mr. Willes and 25,000 ($846,875) by Mr. Unterman.
    Dividends are payable on restricted stock to the extent paid on the Company's Series A Common Stock.

(6) As a result of a reorganization of the Company which was completed in February 1995, adjustments were made to the number and price of outstanding stock options pursuant to the antidilution provision of the stock option plans. Amounts in this column have been restated to reflect such adjustments.

(7) Mr. Willes received two grants of stock options in 1995; one for 108,000 upon joining the Company and the other for 180,200 at the usual grant cycle. (See page 39.)

(8) Amounts in this column are Company contributions to individual Savings Plus Plan (401(k)) accounts.

                              OPTION GRANTS TABLE

  The following table sets forth all grants of stock options in 1995 to the named executive officers of the Company under the Company's 1996 Management Incentive Plan (except as otherwise noted) for which shareholder approval is being sought pursuant to this Proxy Statement.

                       Option Grants in Fiscal Year 1995

                            Individual Grants
---------------------------------------------------------------------------
                                      % of
                        Number of     Total
                       Securities    Options                        Grant
                       Underlying    Granted  Exercise              Date
                         Options       to     or Base              Present
                       Granted (1)  Employees  Price   Expiration Value (3)
        Name               (#)       in 1995   ($/Sh)     Date       ($)
---------------------  -----------  --------- -------- ---------- ---------
Mark H. Willes           108,000(2)   3.80     18.06    05/01/05    619,920(4)
                         180,200      6.33     34.00    12/07/05  1,600,176
Richard T. Schlosberg
 III                      75,000      2.64     34.00    12/07/05    666,000
Thomas Unterman           50,700      1.78     34.00    12/07/05    450,216
Donald F. Wright          42,800      1.50     34.00    12/07/05    380,064
Edward E. Johnson         42,800      1.50     34.00    12/07/05    380,064

---------
(1) Except as otherwise noted, these options were granted at fair market value on December 7, 1995. These options have a ten-year term and may be initially exercised as to 25% of the underlying shares on the first anniversary of the grant date, an additional 25% becoming exercisable on each successive anniversary date, with full vesting on the fourth anniversary date. These options were granted under the Company's 1996 Management Incentive Plan ("MIP") which is subject to shareholder approval. Upon a change in control as described under the MIP, any previously unexercisable portion of the options become exercisable.

(2) These options were granted under the Company's 1992 Key Employee Long-Term Incentive Plan (the "Plan") which has since been suspended. The options were granted at fair market value on May 1, 1995 and fully vest on January 1, 1998. Upon a change in control as described under the Plan, any previously unexercisable portion of the options become exercisable.

(3) Based on the Black-Scholes option pricing model. Except as otherwise noted (see footnote 4), the model assumes (a) volatility of 0.2732 derived by averaging the average historical volatility of the Company over the 7 year period prior to October 31, 1995 (the "Measurement Period") with the average historical volatility of its peer group for such period; (b) a risk-free rate of return based on the rate (5.93%) available on the grant date on zero-coupon U.S. government issues with a remaining term equal to the expected life of the options (7 years); and (c) a dividend yield of 2.93% derived by averaging the average dividend yield of the Company for the Measurement Period with the average dividend yield of its peer group for such period. The yield and volatility components of the Black-Scholes option pricing model were determined, in part, by reference to a group of companies that were among the Company's peers on the grant date. This technique was used because of changes in the Company's lines of business during the Measurement Period that caused its historical volatility and yield to not be representative. The options vest at a rate of 25% per year over a 4 year period commencing on the first anniversary of the grant date. A 3% risk of forfeiture was used. The Black-Scholes ratio was applied to the average of the closing prices for the most recent 20 trading days ending December 5, 1995.

(4) Based on the Black-Scholes option pricing model. The model assumes (a) volatility of 0.2659 derived by averaging the average historical volatility of the Company over the 7 year period prior to April 30, 1995 (the "Measurement Period") with the average historical volatility of its peer group for such period; (b) a risk-free rate of return based on the rate (6.96%) available on the grant date on zero-coupon U.S. government issues with a remaining term equal to the expected life of the options (7 years); and (c) a dividend yield of 2.98% derived by averaging the average dividend yield of the Company for the Measurement Period with the average dividend yield of its peer group for such period. The yield and volatility components of the Black-Scholes option pricing model were determined, in part, by reference to a group of companies that were among the Company's peers on the grant date. This technique was used because of changes in the Company's lines of business during the Measurement Period that caused its historical volatility and yield to not be representative. A 3% risk of forfeiture was used. The Black-Scholes ratio was applied to the average of the closing prices for the most recent 20 trading days ending April 28, 1995.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995 AND
                      OPTION VALUES AT DECEMBER 31, 1995

  The following tables set forth the number of securities underlying unexercised options held by the named executive officers at December 31, 1995 and the value of unexercised in-the-money options as of December 31, 1995 (including performance vesting options that became exercisable in the first quarter of 1996 based on results for performance periods ending in 1995). None of the named executive officers exercised any stock options during 1995.

                                  Number of
                            Securities Underlying         Value of Unexercised
                            Unexercised Options at        In-The-Money Options
                              December 31, 1995         at December 31, 1995(1)
                         ---------------------------- ----------------------------
Name                     Exercisable(2) Unexercisable Exercisable(2) Unexercisable
----                     -------------- ------------- -------------- -------------
Mark H. Willes..........          0        288,200      $        0    $1,707,750
Richard T. Schlosberg
 III....................     75,739        167,247       1,056,988     1,439,061
Thomas Unterman.........     38,295        104,552         555,349       839,820
Donald F. Wright........     65,527        103,800         903,757       950,429
Edward E. Johnson.......     70,633        105,570         980,373       977,642
Robert F. Erburu........    265,508        319,120       3,714,217     4,972,846

---------
(1) Represents the difference between the closing price of the Company's Series A Common Stock on December 29, 1995 ($33.8750) and the option exercise price.

(2) Exercisable options include performance vesting options that vested in the first quarter of 1996 based on results for performance periods ending in 1995.

  The following material is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and is not to be deemed to be incorporated by reference in any documents filed under the Securities Act of 1933, as amended, without the express consent of the persons named below.

                       REPORT OF THE EXECUTIVE PERSONNEL
              AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  Committee Charter: The Board of Directors of The Times Mirror Company (the "Company") has delegated to the Executive Personnel and Compensation Committee (the "Committee") the authority to review, consider and determine the compensation of the Company's executive officers. This Committee was first established in 1962 and its activities have included the review and development of executive compensation programs and the award of incentive payments under those programs. The names of the Committee's members appear below. None of the members of the Committee is employed by the Company and none is employed by companies whose boards of directors include an officer of the Company.

  Compensation Policies: The Committee's policies are designed to assist the Company in attracting, retaining and motivating qualified executives by providing competitive levels of compensation that align directly shareholders' and executives' financial interests, reward achievement of the Company's annual and long-term performance goals, and recognize individual initiative and achievements. The Company's specific implementation of its compensation policies was considered extensively in 1995, resulting in a decision to generally replace the Company's 1992 Key Employee Long-Term Incentive Plan with the 1996 Management Incentive Plan (the "Incentive Plan") upon receipt of shareholder approval of the replacement plan. As a result, the Committee discontinued its practice of granting long-term cash incentive awards and options that vest on the basis of complex performance measures. The Committee intends to instead grant annual cash incentive awards based on pre-established performance goals selected by the Committee under the Incentive Plan and on individual performance, and to rely on stock-based arrangements. The Incentive Plan implements the Committee's approach of providing total compensation which is leveraged based upon individual, corporate and business unit performance. The specific objectives of the executive compensation program are to (a) link directly shareholder and executive interests; (b) balance rewards for achieving short-term and long-term performance objectives (financial and strategic); (c) ensure that total compensation costs vary in direct correlation with the Company's financial results; (d) simplify plan design, performance measurements and pay-out provisions; and (e) encourage executives to acquire and retain Company stock.

  For 1995, executives' total compensation packages typically consisted of salary, an annual incentive bonus award and the annual payout or vesting of long-term incentives. The allocation of types of compensation varied depending on level, position and function, with more senior executives having a greater portion of their compensation packages tied to performance achievements. Based on a regular review of survey data of other companies of comparable size, complexity and industry focus provided by independent, nationally recognized compensation consulting firms, the Committee generally set executives' base salaries at median levels and executives' bonus and long-term incentive targets slightly above the median. The compensation survey data reviewed by the Committee includes information on pay levels for companies within the media/communications industry against which the Company may compete in whole or in part for business or talent.

  The amount of annual incentive bonus awards for 1995 was determined in a manner consistent with this leveraged approach. Consideration was given to 1995 results, notably the $1.63 billion after-tax gain on the disposition of the cable television operations and the $554 million after-tax charges related to the restructuring program. The Committee noted that the Company's earnings per share, excluding special items, exceeded its targeted earnings despite the continued negative effect of external economic conditions, especially in the first two quarters of the year. However, the impact of this achievement was moderated by the Company's overall lackluster performance in relation to its peers. In addition to weighing short-term performance, the Committee considered favorably the strategic actions taken in 1995 to focus on long-term development of the Company's information and news business and, through the restructuring program, set the stage for future growth. The Committee also believed it important to reward the individual contributions of several of the named executives in refocusing the Company's direction and spearheading the restructuring program.

  Payouts of long-term incentive awards (both cash and vesting of options) were made to the named executives based on individual targets and on the formula set forth in the 1992 Key Executive Long-Term Incentive Plan (the "1992 Plan") for the 1993-1995 three-year performance cycle. This formula calls for a comparison of the Company's total shareholder return over the three year performance cycle with the total shareholder return of an identified group of peer companies. The Company's percentile ranking against its peers determined what percentage the executive received of his target cash award. Twenty-five months into the three-year performance cycle, the Company disposed of its cable television operations in a very complex transaction. The Committee concluded that the appropriate application of the 1992 Plan formula to this transaction and the Company's results for the three year cycle ended December 31, 1995 resulted in a percentile ranking for the Company of 64.3 and in a payout of 107.2% of the target cash awards established at the beginning of the performance cycle. Additionally, as a result of achieving this percentile ranking, the executives' performance vesting stock options granted for the performance cycles beginning in 1992 and 1993 vested.

  Compensation of Robert F. Erburu, the Chief Executive Officer through May 31, 1995. The Committee's consideration of the compensation of Mr. Erburu was strongly influenced by the contribution Mr. Erburu has made during his 34-year career with the Company, his role as a representative of the Company in its industry, its community and national affairs and in the creation and realization of the value in the Company's cable television operations. Based on these factors, the Committee set Mr. Erburu's 1995 base compensation at $950,000. Mr. Erburu's long-term incentive bonus payouts and option vesting for 1995 pursuant to the 1992 Plan were made in accordance with the formula described above.

  Compensation of Mark H. Willes, the Chief Executive Officer since June 1, 1995. The Committee's initial consideration in setting the compensation of Mr. Willes was incenting him to leave his position of Vice Chairman at General Mills, a company he had been associated with for fifteen years in a variety of capacities including Chief Financial Officer, Chief Operating Officer, President, and Vice Chairman. Mr. Willes proposed that his compensation, and that of other Company executives, be determined on a leveraged basis that was heavily weighted toward performance to align executives' interests with those of the shareholders. The Committee adopted this approach and agreed to pay Mr. Willes base compensation of $750,000 per annum, to grant him options on 108,000 shares of Series A Common Stock with an exercise price of $18.06 (the stock's market price on the date of grant) and to award him 35,000 shares of restricted stock at the time of his employment offer in May 1995. The Committee also agreed to pay Mr. Willes' relocation and interim housing costs and to consider at a later date payment of a housing differential after Mr. Willes had the opportunity to assess the Los Angeles housing market as contrasted to the Minneapolis housing market.

  In early December 1995, the Committee reviewed Mr. Willes' performance to date in 1995 and increased his base compensation to $800,000 and granted him options on 180,200 shares of Series A Common Stock with an exercise price of $34.00 (the stock's market price on the date of grant). Consistent with Mr. Willes' philosophy of leveraged compensation, he requested that the present value of his housing differential allowance be paid in shares of stock rather than in cash. The Committee agreed to do so and issued 25,000 shares of Series A Common Stock to Mr. Willes in February 1996 in satisfaction of this allowance.

  In March 1996, the Committee awarded Mr. Willes a bonus of $525,000 with respect to 1995. Key factors in such award were Mr. Willes' pivotal role in refocusing the Company's direction as a news and information company and his careful review of the assets and operations of the Company and its subsidiaries that laid the foundation for the 1995 restructuring program. The Committee also considered Mr. Willes' success in revitalizing the Company and incenting its executives to achieve significant internal growth.

   Company Policy Regarding Section 162(m) of the Internal Revenue
 Code: Under the 1993 Omnibus Budget Reconciliation Act ("OBRA"), income tax deductions for compensation paid by publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be made from a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by shareholders, and the committee must certify that the performance goals were achieved before payments can be awarded.

   The Committee intends generally to design the Company's compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments in excess of $1 million which qualify as "performance-based." Accordingly, the Incentive Plan is designed so that option and restricted stock grants and annual incentive bonuses paid under the Incentive Plan may be qualified as "performance-based." However, the Company may pay compensation which is not deductible in limited circumstances when sound management of the Company so requires.

     Clayton W. Frye, Jr., Chairman        Alfred E. Osborne, Jr.
     Donald R. Beall                       William Stinehart, Jr.
     John E. Bryson                        Warren B. Williamson


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During 1995, Messrs. Frye, Beall, Bryson, Osborne, Stinehart and Williamson served on the Executive Personnel and Compensation Committee. Mr. Stinehart is a partner in the law firm of Gibson, Dunn & Crutcher, which firm provided legal services to the Company and its subsidiaries in the Company's 1995 fiscal year and in the current fiscal year.

                         STOCK PRICE PERFORMANCE GRAPH

  The stock price performance graph depicted below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The graph below compares the cumulative total return of Times Mirror, the S&P 500 Stock Index and the following group of peer companies: A. H. Belo Corporation, Dow Jones & Co., Inc., E. W. Scripps Company, Gannett, Inc., Knight-Ridder, Inc., McClatchy Newspapers, Inc., McGraw Hill, Inc., Media General, Inc., Meredith Corporation, New York Times, Tribune Company, and the Washington Post Company.

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1) (2)
                  OF TIMES MIRROR, S&P 500 AND PEER GROUP (3)

                         1990       1991       1992       1993       1994       1995
------------------------------------------------------------------------------------
 Times Mirror (3)        $100       $120       $125       $138       $134       $164
------------------------------------------------------------------------------------
 S&P 500                 $100       $126       $132       $141       $139       $187
------------------------------------------------------------------------------------
 Peer Group              $100       $118       $134       $159       $150       $180


(1) Assumes $100 invested on December 31, 1990 in common stock of Times Mirror and the peer group companies. Total Shareholder Return assumes full reinvestment of dividends.

(2) S&P 500 Stock Index and Peer Group data weighted by market capitalization as of the beginning of each year.
(3) The peer group used in preparing this graph excludes two companies that were included in the performance graph in the Company's 1995 annual proxy statement: Multimedia, Inc. and Capital Cities ABC, Inc. These companies were excluded because they have been (or are about to be) acquired since the date of such proxy statement. Additionally, in determining the Black-Scholes value of options granted in December 1995, the Compensation Committee used information concerning a group of peer companies that it believed were the Company's most direct competitors for executive talent:
    Dow Jones & Co., Inc., Dun & Bradstreet, Gannett, Inc., Knight-Ridder, Inc., McGraw Hill, Inc., New York Times, Tribune Company and the Washington Post Company. The Total Shareholder Return for such peer group calculated on the same basis used in preparing the chart above would be 1990-$100; 1991-$122; 1992-$137; 1993-$159; 1994-$145 and 1995-$181.
(4) The above graph reflects distributions received in connection with the divestiture of the Company's cable operations as a dividend. Such dividend is assumed to have been reinvested in the Company's common stock as of the date of such divestiture.

                               RETIREMENT PLANS

  The following table illustrates the maximum annual benefits payable as a single life annuity under the basic benefit formula in the Pension Plan (see below) to an officer or employee retiring at age 65 with the specified combination of final average salary and years of credited service.

                              PENSION PLAN TABLE

  Final
 Average                             Years of Credited Service at Retirement
Salary (5                          --------------------------------------------
  years)                              15       20       25       30       35
---------                          -------- -------- -------- -------- --------
$  400,000........................ $105,000 $140,000 $175,000 $210,000 $245,000
   500,000........................  131,250  175,000  218,750  262,500  306,250
   600,000........................  157,500  210,000  262,500  315,000  367,500
   700,000........................  183,750  245,000  306,250  367,500  428,750
   800,000........................  210,000  280,000  350,000  420,000  490,000
   900,000........................  236,250  315,000  393,750  472,500  551,250
 1,000,000........................  262,500  350,000  437,500  525,000  612,500
 1,100,000........................  288,750  385,000  481,250  577,500  673,750
 1,200,000........................  315,000  420,000  525,000  630,000  735,000

  The Company maintains a retirement income plan (the "Pension Plan") which is a funded, qualified, non-contributory, defined benefit plan that covers substantially all salaried employees including executive officers. The Pension Plan provides benefits based on the participant's highest average salary for five consecutive years within the ten years prior to retirement and the participant's length of service. Benefit amounts will be offset by a portion of the primary Social Security benefit to be received by the participant. A survivor's annuity for the spouse of a vested participant is also provided.

  In general, compensation covered by the Pension Plan includes salary and wages, but does not include bonuses, overtime pay, or other unusual or extraordinary compensation. For the executive officers whose compensation is shown in the table on page 32 up to $150,000 paid in 1995 and designated as salary in that table is covered by the Pension Plan. Credited years of service under the Pension Plan as of December 31, 1995 were approximately 35 years for Mr. Erburu, 8 years for Mr. Schlosberg, 3 years for Mr. Unterman, 18 years for Mr. Wright, and 11 years for Mr. Johnson.

  The amounts shown in the table above have been calculated without adjustment for Social Security benefits, and thus may be subject to reduction to recognize primary Social Security benefits to be received by the participant. The amounts shown in the table above have also been calculated without reference to the maximum limitations ($120,000 in 1995) imposed by Section 415 of the Internal Revenue Code on benefits which may be paid under a qualified defined benefit plan. Optional forms of payment available under the Pension Plan may result in substantially reduced payments to an employee electing such an option.

  In addition to the amounts shown in the above table, certain active participants employed on March 29, 1985 are eligible for a past service benefit improvement as a single sum equal to 2% of their 1984 base salary (for SERP participants, 2% of their aggregated 1984 base salary and 1984 annual bonus) multiplied by the years of credited service before 1985. This amount will be increased by an amount equal to interest, currently at 7 1/2% per annum, until termination or retirement and then may be paid as a single sum or converted into an equivalent annuity commencing at retirement. The estimated annual retirement benefit from the Pension Plan and the SERP for the officers named in the table on page 32 and employed by the Company on March 29, 1985 is $12,972 for Mr. Wright, $509 for Mr. Johnson and $64,474 for Mr. Erburu.

  The Company also maintains an Employee Stock Ownership Plan (the "ESOP"). Benefits provided by the ESOP are coordinated with benefits provided under the Pension Plan so that benefits payable under the ESOP will be offset against benefits otherwise payable under the Pension Plan. Officers of the Company are eligible to participate in the ESOP and, subject to applicable limitations imposed by the Internal Revenue Code and by the Employee Retirement Income Security Act of 1974, will be entitled to receive shares allocated to their accounts and other benefits provided by the

ESOP. Estimated individual account balances of Series A and Series C Common Stock (aggregated for each individual) as of December 31, 1995 were as follows: 2,680 shares for Mr. Schlosberg, 556 shares for Mr. Unterman, 4,480 shares for Mr. Wright, 3,442 shares for Mr. Johnson and 6,827 shares for Mr. Erburu.

  The Company also maintains a Supplemental Executive Retirement Plan (the "SERP") to provide retirement benefits for certain officers of the Company designated by the Executive Personnel and Compensation Committee (the "Compensation Committee"). Participants in the SERP will be entitled to receive vested benefits thereunder in addition to benefits payable under all other employee benefit plans. Of the named officers on page 32, the Compensation Committee has designated Messrs. Willes, Schlosberg, Unterman, Wright, Johnson, and Erburu as participants in the SERP.

  Benefits payable under the SERP will be determined in substantially the same manner as under the Pension Plan except that (a) covered compensation includes both base salary and awards under the bonus-incentive program, (b) benefits are payable as a 50% joint and survivor annuity, and (c) the amount payable shall be calculated without regard to the provisions of Section 415 of the Internal Revenue Code or other legal limits on benefits under a qualified pension plan. The SERP provides that each participant shall receive benefits thereunder at least equal to the difference between the amount such participant is entitled to receive under the Pension Plan and the amount he or she would have been entitled to receive without regard to the maximum limitations imposed by the Internal Revenue Code. If a married participant dies, his or her spouse will be entitled to receive a lifetime annuity equal to approximately one-half the amount the participating officer would have been entitled to receive under the SERP as of the date of the participant's death.

  The SERP is unfunded. Participants become vested under the same schedule as in the qualified pension plan or upon a change in control and each such participant shall be entitled to receive his or her benefits under the SERP commencing upon retirement, provided that any such benefit commencing prior to age 65 shall be actuarially reduced to reflect its commencement prior to age 65.

  The Company has established an ERISA excess retirement plan (the "Excess Plan") to provide pension benefits for certain employees including officers of the Company but excluding participants in the SERP. The Excess Plan provides that each participant will receive benefits thereunder equal to the difference between the amount such participant is entitled to receive under the Pension Plan and the amount he or she would have been entitled to receive without regard to the maximum limitations imposed by the Internal Revenue Code. Participants will be vested under the Excess Plan under the same vesting provisions as the Pension Plan. The Excess Plan is unfunded.

                              OTHER ARRANGEMENTS

  The Company has an agreement with Mr. Otis Chandler, a director of the Company, under which he is entitled to receive supplemental payments from the Company sufficient to provide an aggregate of $300,000 each year from (i) payments made to or for Mr. Chandler's account under the Company's Pension Plan and ESOP, and (ii) supplemental payments to be made by the Company. That agreement also provides for payment of supplemental benefits to Mr. Chandler's widow following his death sufficient to provide her, from her survivor's annuity under the Company's Pension Plan and a supplemental benefit from the Company, an aggregate of one-half of the amount Mr. Chandler is entitled to receive. Mr. and Mrs. Chandler are also entitled to continuation of life insurance on Mr. Chandler's life and medical and dental coverage provided for certain active and retired officers.

  The Company entered into an agreement with Mr. Willes relating to the terms of his employment with the Company. Under that agreement, Mr. Willes is to serve as President and Chief Executive Officer and, after January 1, 1996, Chairman of the Board, at a salary of not less than $750,000 per year and with a target annual incentive bonus of not less than $450,000, subject in 1995 to proration for the number of months Mr. Willes was employed by the Company. The agreement provided for Mr. Willes to receive a stock option grant for 108,000 shares and 35,000 shares of restricted stock, for a target deferred cash award of $600,000 for the 1995 through 1997 performance cycle under the Company's 1992 Key Employee Long-Term Incentive Plan (the "1992 Plan"), and for the Company to assume various costs and obligations in connection with Mr. Willes' relocation to Los Angeles. Mr. Willes is entitled to participate in retirement, deferred compensation, insurance and other employee benefit programs, and will receive a benefit under the SERP which shall be not less than a supplemental benefit based on the amount he would have received under a similar plan maintained by his former employer. The agreement further provides that if Mr. Willes terminates employment with the Company prior to age 60 for "good reason" or if his employment is terminated other than for "cause" or disability (as those terms are defined in the agreement), the Company will (i) pay two years' salary and bonus, (ii) pay Mr. Willes' target annual bonus incentive award for the year of termination, pro rated for the number of months of active employment in such year, (iii) treat such termination as an early termination for purposes of determining benefits under various benefit plans, (iv) seek to have the restrictions on his restricted stock treated according to the terms applicable in situations of early retirement, (v) provide for continued participation and service credit under various retirement, deferred compensation, insurance and other employee benefit programs, and (vi) provide such other benefits as are offered to retiring officers.

                                CERTAIN REPORTS

  In February 1995, James R. Simpson filed a report under Section 16(a) of the Securities Exchange Act in which he inadvertently reported a gift of Series C Common Stock as a gift of Series A Common Stock. However, the number of shares was accurately set forth. After the due date for reporting the transaction, Mr. Simpson filed a form correcting the reference to the proper class of stock.

                             REVOCATION OF PROXIES

  Any shareholder may revoke a proxy by written notice of revocation delivered to the Company's transfer agent, Harris Trust and Savings Bank, P. O. Box 3504, Chicago, Illinois 60690-3504, or to the Secretary of the Company at Times Mirror Square, Los Angeles, California 90053, by executing another proxy bearing a later date, or by voting the shares in person at the meeting of shareholders.

                              1997 ANNUAL MEETING

  Shareholder proposals must be received by the Company on or before November 29, 1996 to be considered for inclusion in the proxy statement and presentation at the 1997 Annual Meeting of Shareholders, which is expected to be held on May 8, 1997.

                                    GENERAL

  The cost of soliciting proxies will be borne by the Company. Proxy cards and materials will also be distributed to beneficial owners of stock through brokers, dealers, banks, voting trustees, custodians, nominees and other like parties and the Company will reimburse such parties for their charges and expenses in connection therewith at the rates approved by the New York Stock Exchange. The Company has retained D. F. King & Co. to assist in the solicitation of proxies. D. F. King & Co. may solicit proxies by mail, telephone, facsimile and personal solicitation, and will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Series A Common Stock of record to forward proxy soliciting material to the beneficial owners of such shares. For these services, the Company will pay D.
F. King & Co. a fee estimated not to exceed $17,000 plus reimbursement of expenses. In addition, following the original mailing of the proxy soliciting material, directors, officers and regular employees of the Company may solicit proxies by mail, telephone, facsimile and personal interview, for which they will receive no additional compensation.

                                                               O. Jean Williams
                                                                      Secretary

March 29, 1996

                                                                      EXHIBIT A

                           THE TIMES MIRROR COMPANY

                        1996 MANAGEMENT INCENTIVE PLAN

SECTION 1. PURPOSE OF PLAN

  The purpose of this 1996 Management Incentive Plan ("Plan") of The Times Mirror Company, a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its management and other key employees, and to further align the interests of such employees with those of the stockholders of the Company, by providing for or increasing the proprietary interest of such employees in the Company.

SECTION 2. ADMINISTRATION OF THE PLAN

  2.1 Composition of Committee. The Plan shall be administered by one or more committees (any such committee, the "Committee") of the Board of Directors of the Company (the "Board"). If no persons are designated by the Board to serve on the Committee, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board. The Board shall have the sole discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee. Unless otherwise provided by the Board: (i) with respect to any Award (as defined in Section 5) for which the Committee determines that it is necessary or desirable for the grant or issuance thereof to be exempt under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Committee shall consist of two or more directors who are permitted under that Rule to make grants or awards that are exempt from the operation of Exchange Act Section 16(b), and (ii) with respect to any Award that is intended to qualify as "performance based compensation" under Section 162(m)(4)(C) of the Internal Revenue Code (the "Code"), the Committee shall consist of two or more directors, each of whom is an "outside director" (as such term is defined under Section 162(m) of the Code). With respect to any Award that is not intended to satisfy the conditions of Exchange Act Rule 16b-3 or Code Section 162(m)(4)(C), the Committee may delegate all or any of its responsibilities hereunder to any director(s) or, except to the extent prohibited under applicable law, to any officer(s) of the Company (any of whom also may be a Participant (as defined in Section 4) who has been granted or is eligible to be granted Awards under the Plan), and in the context of such Awards, references in this Plan to the "Committee" shall refer to both the Committee and, unless otherwise provided by the Committee, to any such delegate(s) of the Committee.

  2.2 Committee Action. A majority of the Committee's members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members (whether in counterpart or on the same copy) shall be fully as effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

  2.3 Committee Expenses. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons.

  2.4 Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

    (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term "fair market value" shall mean, as of any date, the mean between the high and the low market prices for a Share reported for that date on the composite tape for securities listed on the New York Stock Exchange or, if no Shares traded on the New York Stock Exchange on the date in question, then for the next preceding date for which Shares traded on the New York Stock Exchange; and (ii) the term "Company" shall mean the Company and its subsidiaries and affiliates, unless the context otherwise requires;

    (b) to determine which persons are Employees (as defined in Section 4 hereof), to which of such Employees, if any, Awards shall be granted hereunder and the timing of any such Awards;

    (c) to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;

    (d) to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

    (e) to prescribe and amend the terms of the agreements evidencing Awards made under this Plan (which need not be identical);

    (f) to determine whether, and the extent to which, adjustments are required pursuant to Section 11 hereof;

    (g) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

    (h) to make all other determinations deemed necessary or advisable for the administration of the Plan.

  2.5 Determinations of the Committee. All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all Employees and Participants. The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer of the Company or Employee and such attorneys, consultants and accountants as it may select.

SECTION 3. STOCK SUBJECT TO PLAN

  3.1 Aggregate Limits. Subject to adjustment as provided in Section 11, at any time, the aggregate number of shares of the Company's Series A Common Stock, $1 par value ("Shares"), issued and issuable pursuant to all Awards (including all ISOs (as defined in Section 5.1 hereof)) granted under this Plan shall not exceed 14,500,000; provided that no more than 2,000,000 of such Shares may be issued pursuant to all Annual Incentive Bonuses, Performance Stock Awards and Restricted Stock Awards granted under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

  3.2 Code Section 162(m) Limits. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Employee shall not exceed 500,000. The aggregate number of Shares issued or issuable under any Annual Incentive Bonus or Performance Stock Awards granted under this Plan during any calendar year to any one Employee shall not exceed 500,000. Notwithstanding anything to the contrary in the Plan, the foregoing limitations (i) shall not apply if such limitations are not required in order for Awards to qualify as "performance based compensation" under Code Section 162(m); and (ii) shall be subject to adjustment under Section 11 only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Code Section 162(m).

  3.3 ISO Limits. The aggregate number of Shares issued and issuable pursuant to all ISOs granted under this Plan shall not exceed 14,500,000. Such maximum number does not include the number of Shares subject to the unexercised portion of any ISO granted under this Plan that expires or is terminated. Notwithstanding anything to the contrary in the Plan, such aggregate number of Shares shall be subject to adjustment under Section 11 only to the extent that such adjustment will not affect the status of any ISO granted under this Plan.

  3.4 Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or

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settlement of an Award and not returned to the Company upon cancellation, expiration or forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

SECTION 4. PERSONS ELIGIBLE UNDER PLAN

  Any person, including any director of the Company, who is an employee, prospective employee, consultant or advisor of the Company (an "Employee") shall be eligible to be considered for the grant of Awards hereunder. For purposes of this Plan, the Chairman of the Board's status as an Employee shall be determined by the Board. For purposes of Awards addressed in Section 10.5, the term "Employee" shall also include a former Employee or any person (including any estate) who is a beneficiary of a former Employee. A "Participant" is any current or former Employee to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 10.1.

SECTION 5. PLAN AWARDS

  5.1 Award Types. The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Employees and to confer certain benefits on them. The following such arrangements or benefits are authorized under the Plan if their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Restricted Stock, Performance Stock and Annual Incentive Bonuses. Such arrangements and benefits are sometimes referred to herein as "Awards." The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

    Stock Options: A Stock Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the agreement evidencing the Award (the "Option Agreement"). Options intended to qualify as Incentive Stock Options ("ISOs") pursuant to Code
  Section 422 and Options which are not intended to qualify as ISOs ("Nonqualified Options") may be granted under Section 6 as the Committee in its sole discretion shall determine.

    Annual Incentive Bonus: An Annual Incentive Bonus is a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the agreement evidencing the Award (the "Annual Incentive Bonus Agreement").

    Performance Stock: Performance Stock is an award of Shares made under
  Section 8, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the agreement evidencing the Award (the "Performance Stock Agreement").

    Restricted Stock: Restricted Stock is a right granted under Section 9 to Shares issued or issuable under the Plan but subject during specified periods of time to such conditions on vesting, restrictions on transferability and/or repurchase rights as are expressed in the agreement evidencing the Award (the "Restricted Stock Agreement").

  5.2 Grants of Awards. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

  5.3 Method of Share Acquisition. Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

SECTION 6. STOCK OPTION GRANTS

  The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others, the exercise or settlement of a previous Option or a Change of Control.

  6.1 Option Agreement. Each Option Agreement shall contain provisions regarding (a) the number of Shares which may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Option Agreements evidencing ISOs shall contain such terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.

  6.2 Option Price. The price per Share of the Shares subject to each Option granted under the Plan shall be not less than 100% of the fair market value of such Stock on the date the Option is granted, except that the Committee may specifically provide that the exercise price of an Option may be higher or lower in the case of an Option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired.

  6.3 Option Term. The "Term" of each Option granted under the Plan, including any ISOs, shall be ten (10) years from the date of its grant, unless the Committee in its sole discretion shall provide for a shorter Term.

  6.4 Option Vesting. The ability to exercise Options granted under the Plan shall be subject to the following provisions:

    (a) Options granted under the Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option's Term as determined by the Committee in its sole discretion. The Committee shall have the right to make the timing of the ability to exercise any Option granted under the Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may, in its sole discretion, reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option.

    (b) Notwithstanding any other provision of this Plan, the aggregate fair market value (determined at the time that the ISO is granted) of the Shares with respect to which Options that are intended to qualify as ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan and any other plans of the Company) shall not exceed $100,000.

  6.5 Termination of Employment. Subject to Section 12, upon a termination of employment by a Participant prior to the full exercise of an Option, the following procedures shall apply unless determined otherwise by the Committee in its sole discretion or, in the case of an ISO, unless other procedures are necessary to comply with the provisions of Section 422, 424 or 425 of the
Code:

    (a) Death or Disability. Upon the death of the Employee or a determination of the Employee's disability, or upon any other termination of an Employee's employment with the Company for which the Committee so provides, and prior to the full exercise of an Option, any remaining unexercised portion of the Option shall become immediately available for exercise by the Participant, and shall be exercisable until the expiration of the remaining Term of the Option.

    (b) Normal Retirement. Upon the Normal Retirement of an Employee, or in other circumstances specified by the Committee, prior to the full exercise of an Option, the portion of the Option eligible for exercise shall be determined by (i) multiplying the number of shares represented by the Option by a ratio equal to the number of full months of the Employee's service with the Company following the date of grant of the Option divided by 36, which result shall not be less than the number of shares represented by the Option available, or previously available, for exercise, and (ii) subtracting from this amount any shares represented by the Option that were previously exercised by the Participant. Any portion of an Option made eligible for exercise based on this calculation may not be exercised unless and until any performance restrictions associated with the Option are satisfied. Once such portion of the Option is available for exercise, it may be exercised by the Participant until the expiration of the remaining Term of the Option. Unless otherwise specified by the Committee, Normal Retirement shall be the Employee's termination of employment at or after attainment of age 65.

    (c) Early Retirement. Upon the Early Retirement of an Employee, or in other circumstances specified by the Committee, prior to the full exercise of an Option, the portion of the Option eligible for exercise shall be determined by (i) multiplying the number of shares represented by the Option by a ratio equal to the number of full months of the Employee's service with the Company following the date of grant of the Option divided by 48, which result shall not be less than the number of shares represented by the Option available, or previously available, for exercise, and (ii) subtracting from this amount any shares represented by the Option that were previously exercised by the Participant. Any portion of an Option made eligible for exercise based on this calculation may not be exercised unless and until any performance restrictions associated with the Option are satisfied. Once such portion of the Option is available for exercise, it may be exercised by the Participant until the expiration of the remaining Term of the Option. Unless otherwise specified by the Committee, Early Retirement shall be the Employee's termination of employment between ages 55 and 65, provided the Employee has at least 5 years of service with the Company as of termination of employment.

    (d) Other Forms of Termination. Upon a termination of an Employee's employment for any reason other than death, disability or retirement or in other circumstances specified by the Committee, and prior to the full exercise of an Option, the right to exercise any portion of that Option not already available for exercise on the date of such termination of employment shall be forfeited. In such event, any portion of the Option that is available for exercise as of the date of the Employee's termination of employment must be exercised within the shorter of 30 days following the Employee's termination of employment or the remaining Term of the Option.

  6.6 Option Exercise.

  (a) Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Committee may require, by the terms of the Option Agreement, a partial exercise to include a minimum number of Shares.

  (b) Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery to the representative of the Company designated for such purpose by the Committee all of the following: (i) notice of exercise specifying the number of Shares to be purchased signed by the Participant,
(ii) full payment of the exercise price for such number of Shares, (iii) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations, (iv) in the event that the Option shall be exercised pursuant to Section 10.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option, and (v) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to provide for the tax withholding pursuant to Section 13. Unless provided otherwise by the Committee, no Participant shall have any right as a stockholder with respect to any Shares purchased pursuant to any Option until the registration of Shares in the name of such person, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are so registered. Shares shall be so registered as soon as administratively practicable after exercise of any Option, subject to reasonable delays and to delays beyond the reasonable control of the Company such as but not limited to completion of registration of said Shares with the Securities and Exchange Commission or compliance with any federal or state laws, rules or regulations.

  (c) Payment of Exercise Price. The exercise price of an Option shall be paid in the form of one of more of the following, as the Committee shall specify, either through the terms of the Option Agreement or at the time of exercise of an Option: (i) cash or certified or cashiers' check, (ii) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (iii) other property deemed acceptable by the Committee, (iv) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (v) a promissory note of or other commitment to pay by the Participant or of a third party, the terms and conditions of which shall be determined by the Committee, or (vi) any combination of (i) through (v).

  6.7 Executive Stock Purchase Options. Notwithstanding anything to the contrary in this Article VI, the Committee may grant one or more Employees who are subject to Exchange Act Section 16 one or a series of Options to purchase up to a maximum number and/or maximum aggregate purchase price of Shares as the Committee may specify, and may permit the exercise price of any such Options to be paid with amounts accumulated through payroll deductions, and may specify such other terms and conditions to be applicable to any such Options and/or to any Shares purchased upon exercise of any such Options as are generally applicable to options granted and Shares purchased under the Company's 1996 Employee Stock Purchase Plan or as the Committee in its sole discretion shall specify. The term of any Option granted under this Section
6.7 shall not exceed twenty-seven (27) months. Notwithstanding anything to the contrary in Section 6.2, the exercise price of any Option granted under this
Section 6.7 shall be the lesser of such percentage, as specified by the Committee (which shall not be less than seventy-five percent (75%)), of (1) the fair market value per Share on the date the Option is granted; or (2) the fair market value per Share on the expiration date of the Option.

SECTION 7. ANNUAL INCENTIVE BONUS

  Each Annual Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a fiscal year.

  7.1 Annual Incentive Bonus Agreement. Each Annual Incentive Bonus Agreement shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Annual Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (c) the fiscal year as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Annual Incentive Bonus prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. The maximum amount payable as an Annual Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Annual Incentive Bonus Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall not exceed five million dollars ($5,000,000).

  7.2 Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and maximum amount payable under an Annual Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Annual Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Annual Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 10.2 hereof) selected by the Committee and specified at the time the Annual Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Annual Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m).

  7.3 Timing of Payment. The Committee shall determine the timing of payment of any Annual Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Annual Incentive Bonus to be deferred to a specified date or event.

  7.4 Termination of Employment. Subject to Section 12, upon a termination of employment by an Employee prior to the end of a fiscal year, the following procedures shall apply as to any Annual Incentive Bonus Award for such fiscal year, unless determined otherwise by the Committee in its sole discretion:

    (a) Death, Disability or Retirement. Following the death or retirement of the Employee or a determination of the Employee's disability, the Participant shall be entitled to receive a pro-rata portion of any Annual Incentive Bonus Award amount payable based upon performance for such fiscal year. Such pro-rata portion shall be determined by multiplying (i) the amount of the Annual Incentive Bonus Award that the Committee determines, either upon completion of the fiscal year or based upon an evaluation during the fiscal year Performance Period, would have been payable to the Participant for the fiscal year, times (ii) a ratio equal to the number of full months of the Employee's employment with the Company during the fiscal year divided by 12.

    (b) Other Forms of Termination. Subject to Section 12, unless the Committee provides otherwise, upon a termination of an Employee's employment with the Company for any reason other than death, disability, or retirement prior to the end of a fiscal year, the right to receive any payment from the Annual Incentive Bonus for that fiscal year shall be forfeited.

  7.5 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Annual Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

  7.6 Form of Payment. The Committee may provide for any such Participant(s) as it shall designate to have the option for his or her Annual Incentive Bonus, or such portion thereof as the Committee may specify, to be paid in whole or in part in Shares on the following terms and conditions:

    (a) The number of Shares issued in the name of the Participant shall be determined by dividing the amount of the Annual Incentive Bonus which the Committee has permitted the Participant, and the Participant has elected, to receive in the form of Shares by fifty percent of the fair market value of a Share as of such date as the Committee may specify.

    (b) Fifty percent of the Shares issued in the name of the Participant shall be fully vested on the date of issuance (such vested Shares, the "Bonus Shares") and shall be held in escrow by the Company or by such agent as the Committee may select but, subject to Section 7.6(c), may be withdrawn from escrow by the Participant at any time.

    (c) The remaining Shares issued in the name of the Participant (the "Matching Shares") shall be held in escrow by the Company or by such agent and shall remain unvested and subject to forfeiture unless and until the corresponding number of Bonus Shares have been held in escrow for four (4) years from the date of their issuance (such condition, the "Holding Period Requirement"). Upon satisfaction of the Holding Period Requirement, the Matching Shares shall become vested and such Matching Shares and the corresponding Bonus Shares shall be released from the escrow. The Committee may provide that a temporary withdrawal of Bonus Shares from escrow in order to pay the exercise price of a stock option granted by the Company (regardless of whether granted under this Plan) shall not result in forfeiture of any Matching Shares if the Participant instructs the Company to deposit into the escrow a number of Shares issued upon exercise of such stock option equal to the number of Bonus Shares withdrawn for purposes of exercising such stock option, and the subsequent holding period of such redeposited Shares shall be added to the prior holding period of such withdrawn Bonus Shares for purposes of satisfying the Holding Period Requirement. Subject to the preceding sentence and to Section 7.6(d), in the event that any of a Participant's Bonus Shares are withdrawn from escrow prior to satisfaction of the Holding Period Requirement, a corresponding number of Matching Shares shall be forfeited and transferred back to the Company.

    (d) Upon a termination of employment by an Employee prior to satisfaction of the Holding Period Requirement for any Bonus Shares under Section 7.6(c), the following procedures shall apply as to any Matching Shares held in the name of the Participant, unless determined otherwise by the Committee in its sole discretion: (i) upon the death or retirement of the Employee or a determination of the Employee's disability, or upon any other termination of an Employee's employment with the Company for which the Committee so provides, and provided that the Holding Period Requirement under Section 7.6(c) is satisfied, Matching Shares shall become vested on the same terms and at the same time as if the Employee's employment with the Company had continued; and (ii) upon a termination of an Employee's employment for any reason other than death, disability or retirement or in other circumstances specified by the Committee, and prior to the satisfaction of the Holding Period Requirement under Section 7.6(c), all unvested Matching Shares shall be forfeited and transferred back to the Company. The Committee may provide as a further condition to the vesting of Matching Shares that following the retirement of the Employee or a determination of the Employee's disability, or such other termination for which the Committee so provides, any Matching Shares shall be forfeited if the Participant competes with the Company during the four year holding period provided for under Section 7.6(c).

    (e) Except to the extent provided otherwise by the Committee, a Participant shall be entitled to vote and to receive dividends on any Bonus Shares and Matching Shares held in escrow pursuant to this Section 7.6.

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

    (f) Notwithstanding the terms of Section 7.6(a) through (e), the Committee may specify such other methods or formula by which Shares shall be valued for purposes of determining the number of Shares issuable in settlement of any Annual Incentive Bonus, and may alter or waive any of the provisions of Section 7.6(a) through (e) or may impose such further or different conditions upon the grant, retention and/or vesting of such Shares as it shall determine in its sole discretion.

SECTION 8. PERFORMANCE STOCK

  Performance Stock consists of an award of Shares, the grant, issuance, retention and/or vesting of which shall be subject to such performance conditions and to such further terms and conditions as the Committee deems appropriate.

  8.1 Performance Stock Agreement. Each Performance Stock Agreement shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the performance criteria and level of achievement versus these criteria which shall determine the number of Shares granted, issued, retainable and/or vested, (c) the period as to which performance shall be measured for determining achievement of performance (a "Performance Period"), (d) forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

  8.2 Performance Criteria. The grant, issuance, retention and/or vesting of each Performance Share shall be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Performance Stock that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code
Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Performance Stock Award is granted.

  8.3 Termination of Employment. Subject to Section 12, upon a termination of employment by an Employee prior to the end of a Performance Period, the following procedures shall apply as to any Performance Stock Awards granted to such Employee, unless determined otherwise by the Committee in its sole discretion:

    (a) Death, Disability or Retirement. Following the death or retirement of the Employee or a determination of the Employee's disability, the Participant shall be entitled to a pro-rata portion of any Performance Stock Award. Such pro-rata portion shall be determined by multiplying (i) the number of Shares as to which the Committee determines, either upon completion of the Performance Period or based upon an evaluation during the Performance Period, the performance criteria applicable to such Award has been or would have been satisfied, times (ii) a ratio equal to the number of full months of the Employee's employment with the Company divided by the number of months in the performance period for such Award.

    (b) Other Forms of Termination. Subject to Section 12, unless the Committee provides otherwise, upon a termination of an Employee's employment with the Company for any reason other than death, disability, or retirement prior to the end of a Performance Period, the right to any Performance Stock as to which the performance criteria and any other condition has not then been satisfied shall be forfeited.

  8.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under a Performance Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 9. RESTRICTED STOCK

  Restricted Stock consists of Shares which are registered or are issuable by the Company in the name of an Employee in exchange for such cash or other consideration as determined by the Committee. Restricted Stock may, but need not, be subject during specified periods of time to such conditions to vesting, to restrictions on their sale or other transfer by the Participant and/or to repurchase rights as may be determined by the Committee. The transfer and sale of Shares pursuant to Restricted Stock Awards shall be subject to the following terms and conditions:

  9.1. Numbers of Shares. The number of Shares to be transferred or sold by the Company to an Employee pursuant to a Restricted Stock award shall be determined by the Committee.

  9.2. Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Restricted Stock shall be sold or awarded to an Employee, which may vary from time to time and among Employees and which may be below the fair market value of such Shares at the date of grant or issuance.

  9.3. Conditions. All Shares transferred or sold as Restricted Stock hereunder shall be subject to such restrictions or conditions as the Committee may determine, including, without limitation any or all of the following:

    (a) a prohibition against the sale, transfer, pledge or other encumbrance of the Shares, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such Shares, or otherwise);

    (b) a requirement that the holder of Shares forfeit or resell back to the Company at a price specified by the Committee (which price may be more than the price, if any, paid by the Employee for such Shares) all or part of such Shares in the event of termination of employment during any period in which such Shares are subject to conditions; and

    (c) such other conditions or restrictions as the Committee may deem advisable.

  9.4. Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 9.3 with respect to any Shares of Restricted Stock registered in the name of the Participant, such Shares may be held in escrow by the Company or its agent or subject to stop transfer or other restrictions or legends as the Committee shall determine. Unless provided otherwise by the Committee, a Participant shall be entitled to vote and to receive dividends on any shares of Restricted Stock as to which the restrictions have not lapsed.

  9.5. End of Conditions. Subject to Section 12, as soon as administratively practicable after any Shares of Restricted Stock cease to be subject to forfeiture, resale, nontransferability or other conditions or restrictions, such Shares will be registered in the name of the Participant free of all restrictions and conditions, subject to reasonable delays and to delays beyond the reasonable control of the Company.

  9.6 Termination of Employment. Subject to Section 12, upon a termination of employment by an Employee prior to the vesting of or the lapsing of restrictions on Restricted Stock, the following procedures shall apply as to any Restricted Stock Awards granted to such Employee, unless determined otherwise by the Committee in its sole discretion:

    (a) Death, Disability or Retirement. Upon the death or retirement of the Employee or a determination of the Employee's disability prior to the vesting or lapsing of restrictions on Restricted Stock, or upon any other termination of an Employee's employment with the Company for which the Committee so provides, any remaining unvested or restricted portion of the Restricted Stock Award shall become vested and/or unrestricted on the same terms and at the same time as if the Employee's employment with the Company had continued.

    (b) Other Forms of Termination. Upon a termination of an Employee's employment for any reason other than death, disability or retirement or in other circumstances specified by the Committee, and prior to the vesting or lapsing of restrictions on Restricted Stock, the right to any portion of the Restricted Stock Award that has not vested or that remains subject to restrictions on the date of such termination of employment shall be forfeited.

SECTION 10. OTHER PROVISIONS APPLICABLE TO AWARDS

  10.1 Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may in its sole discretion grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Employee's "family," as such term is defined under Code Section 267(c)(4), or to a trust for the benefit of a member or members of the Employee's family, or to a partnership whose only partners are members of the Employee's family, or to a charitable institution, provided that (i) no consideration is given in connection with the transfer of such Award, and (ii) following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Employee, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

  10.2 Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share (including earnings before interest, taxes and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) revenue, (h) income or net income, (i) operating income or net operating income, (j) operating profit or net operating profit,
(k) operating margin, (l) return on operating revenue, and (m) market share or circulation.

  10.3 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends which may be paid or other rights which may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

  10.4 Consideration for Issuance of Shares. Any issuance of Shares may be conditioned upon payment of an amount equal to the minimum amount, if any, required by applicable law for the issuance of such Shares. The absence of any such condition shall be deemed to reflect a determination by the Committee that non-cash consideration in an amount at least equal to the minimum amount, if any, required by law has been or will be received prior to the issuance of such Shares.

  10.5 Conditions for Issuance of Awards. The Committee may, in its sole discretion and on such terms as it may specify, require as a condition to the grant of any Award that the Employee surrender for cancellation some or all of any previously granted employee benefit arrangement (including other Awards), or any rights under any such employee benefit arrangement. Any such Award which is conditioned upon the surrender and cancellation of another employee benefit arrangement or of rights thereunder may contain such other terms as the Committee deems appropriate and shall be subject to such terms without regard to number of Shares (if any), exercise or purchase price, term or other conditions of the surrendered arrangement or rights.

  10.6 Agreements Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of the Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's effectiveness that such agreement be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement, including without limitation a requirement that the Participant agree to submit any dispute with the Company related to the Participant's employment to binding arbitration, a requirement that the Participant not compete with the Company and/or a requirement that the Participant not participate in any Change of Control Transaction. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Agreement evidencing such Award.

  10.7 Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

SECTION 11. CHANGES IN CAPITAL STRUCTURE

  11.1 No Preferential Rights. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of any Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  11.2 Adjustment in Shares. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, provided, however, that such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify as an ISO under Code Section 422 or as "performance based compensation" under Code Section 162(m), and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

SECTION 12. CHANGE OF CONTROL

  12.1 Effect of Change of Control. The Committee may through the terms of the Award or otherwise provide that any or all of the following shall occur, either immediately upon the Change of Control or a Change of Control Transaction, or upon termination of the Employee's employment following a Change of Control or a Change of Control Transaction: (a) in the case of an Option, the Participant's ability to exercise any portion of the Option not previously exercisable, (b) in the case of an Annual Incentive Bonus, the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control, and (c) in the case of Shares issued in payment of any Annual Incentive Bonus, and/or in the case of Performance Stock or Restricted Stock, the lapse and expiration on any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award.

  12.2 Definitions. Unless the Committee or the Board shall provide otherwise, "Change of Control" shall mean an occurrence of any of the following events:
(a) an acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "person or group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding Voting Securities; (b) the Board ceases for any reason to have at least a majority of "unaffiliated directors" (defined as all members of the Board except those who are or were proposed for nomination as a member of the Board by, or are otherwise "affiliated" or "associated" (as those terms are used for purposes of Rule 12b-2 under the Exchange Act) with a Person who has Beneficial Ownership of ten percent (10%) or more of the combined voting power of the Company (except to the extent such Person had such Beneficial Ownership prior to the effective date of the Plan)); (c) approval by the stockholders of (i) a merger, consolidation or reorganization involving the Company, unless either
(A) the stockholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of any company resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving Corporation are Unaffiliated Directors who were directors of the Company immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, and (C) the Surviving Corporation shall adopt or assume this Plan and a Participant's Awards under the Plan, or (ii) a complete liquidation or dissolution of the Company; or (d) such other events as the Committee or the Board from time to time may specify. "Change of Control Transaction" shall mean any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction which is intended to or reasonably expected to result in a change of control.

SECTION 13. TAXES

  13.1 Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by the Employee or Participant, as appropriate, of any taxes which it determines are required in connection with any Awards granted under this Plan, and a Participant's rights in any Award are subject to satisfaction of such conditions.

  13.2 Payment of Withholding Taxes. Notwithstanding the terms of Section 13.1 hereof, the Committee may provide in the agreement evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Nonqualified Option or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company withholding shares of the Company's capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company's capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 14. AMENDMENTS OR TERMINATION

  The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. The Committee may determine whether or not any amendment to a previously granted Award is, for purposes of the Plan, deemed to be a cancellation and new grant of the Award. Notwithstanding the foregoing, if an amendment to the Plan would affect the ability of Awards granted under the Plan to comply with Rule 16b-3 under the Exchange Act or Section 162(m) or 422 or other applicable provisions of the Code, and if the Committee determines that it is necessary or desirable for any Awards theretofore or thereafter granted that are intended to comply with any such provision to so comply, or otherwise is required under any applicable law, rule or regulation, the amendment shall be approved by the Company's stockholders to the extent required for such Awards to continue to comply with Rule 16b-3 under the Exchange Act, Section 162(m) or Section 422 of the Code, or other applicable provisions of or rules under the Code.

SECTION 15. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

  The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

  Without amending the Plan, the Committee may grant Awards to Employees who are foreign nationals or are employed in foreign countries on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like, and may waive such requirements, conditions or terms, as may be necessary or advisable to comply with provisions of laws or practices of other countries in which the Company operates or has employees.

SECTION 16. PURCHASE FOR INVESTMENT

  No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 17. NO RIGHT TO COMPANY EMPLOYMENT

  Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The Award agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 18. LIABILITY OF COMPANY

  The Company which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee or other persons as to:

    18.1 The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and

    18.2 Tax Consequences. Any tax consequence expected, but not realized, by any Employee, Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

SECTION 19. EFFECTIVENESS AND EXPIRATION OF PLAN

  The Plan shall be effective on the date the Board adopts the Plan. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. If the stockholders of the Company fail to approve the Plan within twelve months of the date the Board approved the Plan, the Plan shall terminate and all Awards previously granted under the Plan shall become void and of no effect. No Award granted under this Plan shall have a term of more than ten years from the date it is granted. No Awards shall be granted pursuant to the Plan more than ten (10) years after the effective date of the Plan.

SECTION 20. NON-EXCLUSIVITY OF THE PLAN

  Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 21. GOVERNING LAW

  This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

                                                                      EXHIBIT B

                           THE TIMES MIRROR COMPANY

                       NON-EMPLOYEE DIRECTORS STOCK PLAN

  1. Purpose of the Plan. Under this Non-Employee Directors Stock Plan (the "Directors Plan") of The Times Mirror Company, a Delaware corporation (the "Company"), shares of the Company's Series A Common Stock, $1.00 par value ("Common Stock"), shall be issued to participants in partial compensation for their service as directors of the Company. This Directors Plan is designed to promote the long-term growth and financial success of the Company by enabling the Company to attract, retain and motivate such persons by providing for or increasing their proprietary interest in the Company.

  2. Definitions. For purposes of this Directors Plan:

    (a) The term "Announcement Date Market Price" shall mean, with respect to any Payment Date, the Fair Market Value of the Common Stock of the Company over the five business days preceding the Payment Date.

    (b) The term "Board" shall mean the Company's Board of Directors.

    (c) The term "Fair Market Value" shall mean, as of any date, and unless the Committee shall specify otherwise, the mean between the high and the low market prices for the Common Stock reported for that date on the composite tape for securities listed on the New York Stock Exchange or, if the Common Stock did not trade on the New York Stock Exchange on the date in question, then for the next preceding date for which the Common Stock traded on the New York Stock Exchange.

    (d) The term "Participant" shall mean any person who on a Payment Date is a Director on the Board and is not an employee of the Company or a subsidiary of the Company. For purposes of this Section 2(d), unless the Board provides otherwise, a person shall not be considered an employee solely by reason of serving as Chairman of the Board.

    (e) The term "Payment Date" shall mean the date on which directors' retainer fees are paid by the Company.

    (f) The term "Retainer Amount" shall mean one-half of the aggregate dollar amount declared by the Board to be payable as a quarterly directors' retainer, including any retainer for chairing the Board or a Committee of the Board, to each non-employee director of the Company, as determined from time to time by the Board.

    (g) The term "Shares" shall mean shares of Common Stock granted under this Plan.

  3. Effective Date. This Directors Plan shall be effective for the first Payment Date occurring after approval of this Directors Plan by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Delaware; provided, that if such approval by the stockholders of the Company is not forthcoming, this Directors Plan shall be of no effect. Common Stock may not be issued under this Directors Plan after termination of this Directors Plan by the Board, after issuance of all of the Shares authorized for issuance under this Directors Plan or more than ten years after the date of stockholder approval of this Directors Plan, whichever is earlier.

  4. Plan Operation. This Directors Plan is intended to operate in a manner that meets the requirements of a formula plan under Rule 16b-3 (or its successor) adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in a manner that does not affect the status of Participants as "disinterested administrators" under such Rule 16b-3. Accordingly this Directors Plan is intended to be self-governing and requires no discretionary action by any administrative body with regard to any transaction under this Directors Plan. Subject to the foregoing, this Plan shall be administered by the Executive Personnel and Compensation Committee of the Board (or any successor committee designated by the Board), and all decisions, determinations and interpretations by the Committee regarding the Plan shall be final and binding on all current, future and former Participants. Such Committee may delegate to one or more of its members or to any person or persons such ministerial duties as it may deem advisable. To the extent any provision of this Directors Plan or action taken hereunder fails to so operate under Rule 16b-3, such provision or action shall be deemed null and void and shall be conformed so as to so operate, to the extent permitted by law and deemed advisable by the Board.

  5. Stock Subject to Directors Plan. The maximum number of Shares that may be issued hereunder shall be 500,000, subject to adjustments under Section 6.

  6. Adjustments. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Board shall make an appropriate adjustment in the number and/or type of shares or securities which may thereafter be issued under this Directors Plan.

  7. Stock Grants. Commencing on the first Payment Date for which this Directors Plan is effective, and on each Payment Date thereafter during the term of this Directors Plan, each Participant shall be granted a number of Shares equal to the Retainer Amount divided by the Announcement Date Market Price, rounded up to the nearest whole number of Shares. If on any date upon which Shares are to be granted under this Directors Plan the number of Shares remaining available under the Directors Plan is less than the number of Shares required for all grants to be made on such date, then a proportionate amount of such available number of Shares shall be granted to each Participant, and in lieu of the Shares that otherwise would be issuable, the Participants shall be paid an amount in cash equal to the Retainer Amount minus the aggregate Announcement Date Market Price of the Shares then issued to each Participant.

  8. Restrictions on Shares. If and to the extent that such is necessary in order for the grant of Shares under this Directors Plan to be exempt from
Section 16(b) of the Exchange Act, Shares granted to a Participant under this Plan shall not be transferable until six months after the date of grant.

  9. Amendment and Termination. The Board may alter, amend, suspend, or terminate this Directors Plan, provided that no such action shall deprive any Participant, without his or her consent, of any Shares theretofore issued under this Directors Plan, and provided further that the provisions of this Directors Plan designating persons eligible to participate in the Directors Plan and specifying the Retainer Amount and the amount and timing of grants under this Directors Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder, unless such restriction on amendments to this Directors Plan is not necessary in order for the Participants to remain "disinterested administrators" under Exchange Act Rule 16b-3.

  10. Taxes. The Board may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes which it determines are necessary or appropriate in connection with any issuance of Shares under this Plan, and a Participant's rights in any Shares are subject to satisfaction of such conditions. The Company and any affiliate of the Company shall not be liable to a Participant or any other persons as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt of any Shares granted hereunder.

  11. Compliance with Law. Shares shall not be issued under this Directors Plan unless and until counsel for the Company shall be satisfied that any conditions necessary for such issuance to comply with applicable federal, state or local tax, securities or other laws or rules or applicable securities exchange requirements have been fulfilled.

  12. Governing Law; Miscellaneous. This Directors Plan and any rights hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Neither this Directors Plan nor any action taken pursuant thereto shall be construed as giving any Participant any right to be retained in the service of the Company or nominated for re-election to the Board.

  13. Arbitration. Any claim, dispute or other matter in question of any kind relating to this Plan shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, which proceedings shall be held in the city in which the Company's executive offices are located. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrators shall be final and may be enforced in any court of competent jurisdiction.

               TIMES MIRROR SQUARE, LOS ANGELES, CALIFORNIA 90053


                            [LOGO OF TIMES MIRROR]



      NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

     TIME THURSDAY, MAY 9, 1996
          AT 11:00 IN THE MORNING

    PLACE HARRY CHANDLER AUDITORIUM
          TIMES MIRROR SQUARE
          FIRST AND SPRING STREETS
          IN LOS ANGELES

PROXY                                                                     PROXY

TO: PARTICIPANTS IN THE TIMES MIRROR SAVINGS PLUS PLAN AND THE TIMES MIRROR
    EMPLOYEE STOCK OWNERSHIP PLAN

 THE TIMES MIRROR SAVINGS PLUS PLAN (THE "SPP") AND THE TIMES MIRROR EMPLOYEE STOCK OWNERSHIP PLAN (THE "ESOP") PROVIDE THAT THE TRUSTEE SHALL VOTE ALL SHARES OF TIMES MIRROR COMMON STOCK AND ALL SHARES OF CONVERSION PREFERRED STOCK, SERIES B HELD IN THE SPP (INCLUDING PAYSOP) AND ALL SHARES ALLOCATED TO PARTICIPANTS' ACCOUNTS UNDER THE ESOP AT ANY MEETING OF SHAREHOLDERS OF THE COMPANY IN ACCORDANCE WITH WRITTEN INSTRUCTIONS FROM THE PARTICIPANTS. PLEASE MARK YOUR VOTING INSTRUCTIONS FOR THE MAY 9, 1996 ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT THEREOF IN THE SPACES PROVIDED ON THE REVERSE SIDE OF THIS CARD, SIGN AND DATE THE FORM AND RETURN IT TO THE COMPANY'S TRANSFER AGENT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PLEASE RETURN THIS CARD PROMPTLY.

                                   THE TRUSTEE

 YOU MAY RECEIVE OTHER INSTRUCTION CARDS FOR SHARES REGISTERED IN A DIFFERENT MANNER. IF SO, PLEASE SIGN AND RETURN ALL SUCH INSTRUCTION CARDS IN THE ENCLOSED ENVELOPE.

    SERIES A AND SERIES C COMMON STOCK CONVERSION PREFERRED STOCK, SERIES B

TO: THE NORTHERN TRUST COMPANY TRUSTEE FOR THE TIMES MIRROR SAVINGS PLUS PLAN
 AND THE TIMES MIRROR EMPLOYEE STOCK OWNERSHIP PLAN

 PLEASE VOTE ALL SHARES OF TIMES MIRROR SERIES A AND SERIES C COMMON STOCK AND ALL SHARES OF CONVERSION PREFERRED STOCK, SERIES B HELD IN MY ACCOUNT UNDER THE TIMES MIRROR SAVINGS PLUS PLAN (INCLUDING PAYSOP) AND ALL SUCH SHARES ALLOCATED TO MY ACCOUNT UNDER THE TIMES MIRROR EMPLOYEE STOCK OWNERSHIP PLAN AS FOLLOWS:

                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

                                 TIMES MIRROR
 IMPORTANT: PLEASE MARK BOXES TO GIVE VOTING INSTRUCTIONS (SEE NOTE BELOW). [_]

[                                                                             ]

1. ELECTION OF DIRECTORS--Nominees: CLASS I: C. Michael Armstrong, Gwendolyn Garland Babcock, Donald R. Beall, Joan A. Payden, Richard T. Schlosberg III, Warren B. Williamson

                            For All
   For       Withhold       Except                     -------------------
   [_]         [_]           [_]                       Nominee Exception

2. Approval of 1996 Management Incentive Plan

   For       Against       Abstain
   [_]         [_]           [_]

3. Approval of Non-Employee Directors Stock Plan

   For       Against       Abstain
   [_]         [_]           [_]

4. Ratifying the appointment of Ernst & Young LLP as Independent Auditors for the Company and its subsidiaries

   For       Against       Abstain
   [_]         [_]           [_]


Dated: _________________________________________________________________ , 1996

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Please sign exactly as imprinted at left

NOTE: Your voting instructions are solicited for shares in your Savings Plus Plan account (including PAYSOP) and shares allocated to your account under the ESOP. All such shares will be voted as you direct, but if you fail to return your instructions your shares held in the ESOP and in the PAYSOP portion of the Savings Plus Plan will be voted at the discretion of the Trustee. Your shares in the Savings Plus Plan, exclusive of the PAYSOP account, will remain unvoted and will be recorded as abstentions if you fail to return your instructions.

PROXY                                                                     PROXY

                            [LOGO OF TIMES MIRROR]

          PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS -- MAY 9, 1996

 THE UNDERSIGNED, REVOKING ALL PRIOR PROXIES, HEREBY APPOINTS MARK H. WILLES AND RICHARD T. SCHLOSBERG III, OR EACH OR EITHER OF THEM, PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL SHARES OF SERIES A COMMON STOCK, SERIES C COMMON STOCK AND CONVERSION PREFERRED STOCK, SERIES B WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE TIMES MIRROR COMPANY TO BE HELD IN LOS ANGELES, CALIFORNIA ON MAY 9, 1996 AT 11:00 A.M., PACIFIC DAYLIGHT TIME, OR AT ANY ADJOURNMENT THEREOF, UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT THEREOF INCLUDING, WITHOUT LIMITING SUCH GENERAL AUTHORIZATION, THE PROPOSALS DESCRIBED ON THE REVERSE SIDE OF THIS CARD AND IN THE ACCOMPANYING PROXY STATEMENT.

 UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE 1996 MANAGEMENT INCENTIVE PLAN, FOR APPROVAL OF THE NON-EMPLOYEE DIRECTORS STOCK PLAN AND FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

    SERIES A AND SERIES C COMMON STOCK CONVERSION PREFERRED STOCK, SERIES B

                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

                                 TIMES MIRROR
        IMPORTANT: PLEASE MARK BOXES TO GIVE VOTING INSTRUCTIONS.  [_]

[                                                                             ]

1. ELECTION OF DIRECTORS--Nominees: CLASS I: C. Michael Armstrong, Gwendolyn Garland Babcock, Donald R. Beall, Joan A. Payden, Richard T. Schlosberg III, Warren B. Williamson
                          For All
   For      Withhold      Except               ----------------------
   [_]        [_]          [_]                 Nominee Exception

2. Approval of 1996 Management Incentive Plan
   For      Against       Abstain
   [_]        [_]          [_]


3. Approval of Non-Employee Directors Stock Plan

   For      Against       Abstain
   [_]        [_]          [_]

4. Ratifying the appointment of Ernst & Young LLP as Independent Auditors for the Company and its subsidiaries

   For      Against       Abstain
   [_]        [_]          [_]

The undersigned agrees that said proxies may vote in accordance with their discretion with respect to any other matters which may properly come before the meeting. Should any nominee for director become unavailable, discretionary authority is conferred to vote for a substitute. The undersigned instructs such proxies to vote as directed on the reverse side.

This Proxy should be dated, signed by the shareholder exactly as printed at the left and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Dated: _________________________________________________________________ , 1996

-------------------------------------------------------------------------------
(Signature)

-------------------------------------------------------------------------------
(Signature if held jointly)

[_] I PLAN TO ATTEND THE MEETING.  [_] PLEASE SEND PARKING CARD.